UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Integrated Electrical Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 28, 2015

To Our Stockholders:

On behalf of the Board of Directors of Integrated Electrical Services, Inc., a Delaware corporation (the “Company”), we cordially invite all Company stockholders to attend the Company’s annual stockholders’ meeting to be held on Tuesday, February 9, 2016 at 10:00 a.m. Central Standard Time, at the Aloft Houston by the Galleria, 5415 Westheimer Road, Houston, Texas 77056.

This year, we will again be using the “Notice and Access” method of providing proxy materials to you via the Internet. We believe that this process will provide you with a convenient and quick way to access the proxy materials and to authorize a proxy to vote your shares, while saving us the cost of producing and mailing documents, reducing the amount of mail you receive and allowing us to conserve natural resources.

On or about December 28, 2015, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials and authorize a proxy to vote your shares. The Company’s 2015 Annual Report on Form 10-K, which provides additional information regarding the financial results of the Company for its fiscal year ended September 30, 2015, can be found along with the proxy materials at http://annualmeeting.ies-corporate.com. For additional information, please see the General Information About the Annual Meeting section of this proxy statement.

We hope that you will be able to attend the meeting. Your vote is important. Regardless of whether you plan to attend, please submit your proxy via the Internet, by phone, or by signing, dating and returning the proxy card mailed to those who request paper copies of this proxy statement so that your shares will be represented. If you are able to attend the meeting in person, you may revoke your proxy and vote your shares in person. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee in whose name the shares are held to provide you with evidence of your beneficial share ownership. We look forward to seeing you at the meeting.

Sincerely,

David B. Gendell
Non-Executive Chairman of the Board

INTEGRATED ELECTRICAL SERVICES, INC.

5433 WESTHEIMER ROAD, SUITE 500

HOUSTON, TEXAS 77056

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held February 9, 2016

TO THE STOCKHOLDERS OF INTEGRATED ELECTRICAL SERVICES, INC.,

Notice is hereby given that the annual meeting of the stockholders of Integrated Electrical Services, Inc., a Delaware corporation (the “Company”), will be held at the Aloft Houston by the Galleria, 5415 Westheimer Road, Houston, Texas 77056, on Tuesday, February 9, 2016, at 10:00 a.m. Central Standard Time, for the following purposes:

1. To elect four directors to the Company’s Board of Directors to serve until the 2017 annual stockholders’ meeting and until their respective successors have been elected and qualified.

2. To ratify the appointment of Ernst & Young LLP, independent auditors, as the Company’s auditors for fiscal year 2016.

3. To approve the Company’s amended and restated 2006 Equity Incentive Plan, as amended through December 2015.

4. To transact such other business as may properly come before the meeting or any adjournments thereof.

The holders of record of the Company’s common stock, par value $0.01 per share, at the close of business on December 11, 2015, are entitled to notice of, and to vote at, the meeting with respect to all proposals.

We urge you to promptly vote your shares via the Internet, by phone, or by signing, dating and returning the proxy card mailed to those who request paper copies of this proxy statement, regardless of whether you plan to attend the meeting in person. No postage is required if mailed in the United States. If you do attend the meeting in person, you may withdraw your proxy and vote your shares in person on all matters brought before the meeting.

By order of the Board of Directors,

Gail D. Makode
Senior Vice President, General Counsel and
Corporate Secretary

Greenwich, CT
December 28, 2015

Important Notice Regarding the Availability of Proxy Materials for Stockholder Meeting to be Held on February 9, 2016.

The Proxy Statement and 2015 Annual Report on Form 10-K are available at http://annualmeeting.ies-corporate.com.

INTEGRATED ELECTRICAL SERVICES, INC.

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

WHEN AND WHERE IS THE 2016 ANNUAL MEETING OF STOCKHOLDERS BEING HELD?

The 2016 annual meeting of stockholders (the “Annual Meeting”) of Integrated Electrical Services, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, February 9, 2016, at 10:00 a.m. Central Standard Time, at the Aloft Houston by the Galleria, 5415 Westheimer Road, Houston, Texas 77056.

WHAT IS INCLUDED IN THE PROXY MATERIALS?

The proxy materials include:

•	Our proxy statement for the Annual Meeting;

•	Our Annual Report on Form 10-K for the year ended September 30, 2015 (the “Annual Report”); and

•	The proxy card for the Annual Meeting.

WHY DID I RECEIVE A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF PRINTED PROXY MATERIALS?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide our stockholders access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. All stockholders will have the ability to access the proxy materials on the website referenced in the Notice or request to receive a printed set of the proxy materials. The Notice contains instructions on how to access the proxy materials over the Internet, how to vote online and how to request a printed copy of the materials. We encourage you to take advantage of the proxy materials on the Internet. By opting to receive the Notice and access your proxy materials online, you will save us the cost of producing and mailing documents, reduce the amount of mail you receive and allow us to conserve natural resources.

CAN I VOTE MY SHARES BY FILLING OUT AND RETURNING THE NOTICE?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to authorize your proxy via the Internet or by telephone, vote in person at the Annual Meeting, or request a paper proxy card, which also contains instructions for authorizing a proxy via the Internet, by telephone or by returning the signed paper proxy card.

CAN I CHOOSE THE METHOD IN WHICH I RECEIVE FUTURE PROXY MATERIALS?

There are three methods by which stockholders of record and beneficial owners may receive future proxy materials or notice thereof:

•	Notice and access: We furnish proxy materials via the Internet and mail the Notice to most stockholders.

•

E-mail: If you would like to have earlier access to proxy materials and reduce our costs of printing and delivering the proxy materials, you can instruct us to send all future proxy materials to you via e-mail. If you request future proxy materials via e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials via e-mail will remain in effect until you change it. If you desire to receive all future materials electronically, please visit www.voteproxy.com and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

•	Paper copies by mail: You may request paper copies by mail by calling +1-888-776-9962, using the website http://www.amstock.com/proxyservices/requestmaterials.asp, or by e-mail at info@amstock.com.

WHEN WILL THE NOTICE FIRST BE SENT TO THE STOCKHOLDERS?

The approximate date on which the Notice was first sent or given to stockholders was December 28, 2015.

WHO IS SOLICITING MY VOTE?

The proxy is solicited by the Company’s Board of Directors (the “Board”) for use at the Annual Meeting and any adjournments thereof.

HOW ARE VOTES BEING SOLICITED?

In addition to solicitation of proxies via Notice and Access, certain directors, officers, representatives and employees of the Company may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from the Company for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Banks, brokers and other custodians, nominees and fiduciaries also will be reimbursed by the Company for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of the Company’s common stock, par value $0.01 per share (“Common Stock”).

WHO IS PAYING THE SOLICITATION COST?

The expense of preparing, posting online, and printing and mailing any requested hard copies of proxy solicitation materials will be borne by the Company.

WHAT ITEMS OF BUSINESS WILL BE VOTED ON AT THE ANNUAL MEETING?

The items of business scheduled to be voted on at the Annual Meeting are:

•	The election of four directors;

•	The ratification of Ernst & Young as the Company’s independent auditors for fiscal year 2016; and

•	The approval of the Company’s amended and restated 2006 Equity Incentive Plan, as amended through December 2015 (the “Amended and Restated 2006 Equity Incentive Plan”).

We will also consider any other business that properly comes before the Annual Meeting.

HOW MANY VOTES DO I HAVE?

Each share of the Common Stock is entitled to one vote upon each of the matters to be voted on at the Annual Meeting.

HOW DO I VOTE?

You may vote electronically via the Internet by visiting www.voteproxy.com and following the on-screen instructions.

You may also vote by using a toll-free telephone number. Instructions for telephonic voting can be found at www.voteproxy.com. If you vote via the Internet or by telephone, please have your proxy card and control number available.

If you requested a paper copy of our proxy materials, in order to authorize a proxy to vote by telephone or via the Internet, you must either call the toll-free number reflected on the paper proxy card or go to the www.voteproxy.com website and follow the instructions. Please have your paper proxy card in hand when calling the toll-free number or accessing the website, as it contains a 12-digit control number required to vote.

Votes submitted by mail, telephone or Internet will be voted at the Annual Meeting in accordance with the directions you provide the individuals named on the proxy; if no direction is indicated, your shares will be voted in favor of each of the proposals set forth herein.

CAN I CHANGE MY VOTE?

Any stockholder giving a proxy has the power to revoke it at any time before it is voted (i) by notifying us in writing of such revocation, (ii) by submitting a later dated proxy card or telephone or Internet vote, or (iii) by attending the Annual Meeting in person and voting in person. Any written notification of revocation of a proxy should be directed to Gail D. Makode, Senior Vice President, General Counsel and Corporate Secretary, Integrated Electrical Services, Inc., One Sound Shore Drive, Suite 304, Greenwich, Connecticut 06830. Stockholders who submit proxies and attend the Annual Meeting to vote in person are requested to notify Ms. Makode at the Annual Meeting of their intention to vote in person at the Annual Meeting.

HOW ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Pursuant to the Company’s bylaws, shares not voted on matters, including abstentions and broker non-votes, will not be treated as votes cast with respect to those matters, and therefore will not affect the outcome of any such matter.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock is required for a quorum.

HOW MANY VOTES ARE REQUIRED TO PASS EACH ITEM?

The affirmative vote of holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect each director nominee.

The affirmative vote of holders of a majority of the shares of Common Stock voted at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2016.

The affirmative vote of holders of a majority of the shares of Common Stock voted at the Annual Meeting is required to approve the Company’s Amended and Restated 2006 Equity Incentive Plan.

DOES THE COMPANY HAVE A WEBSITE?

The Company has a website, www.ies-co.com, which contains additional information concerning the Company’s corporate governance practices. Information on our website is not incorporated by reference herein, unless specifically stated otherwise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At the close of business on December 11, 2015, the record date for the determination of stockholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments thereof, the Company had issued and outstanding 21,468,742 shares of Common Stock.

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of December 11, 2015 by:

•	each person who is known by us to own beneficially 5% or more of our outstanding Common Stock;

•	our named executive officers;

•	our current directors and nominees; and

•	all of our executive officers and directors as a group.

Except as otherwise indicated, the person or entities listed below have sole voting and investment power with respect to all shares of our Common Stock beneficially owned by them, except to the extent this power may be shared with a spouse. Unless otherwise indicated, the address of each stockholder listed below is 5433 Westheimer Road, Suite 500, Houston, Texas 77056.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
Joseph L. Dowling III(1)	38,579	*
David B. Gendell(2)	65,550	*
Joe D. Koshkin(3)	29,413	*
Robert W. Lewey(4)	86,883	*
Donald L. Luke(5)	69,077	*
Gail D. Makode(6)	35,892	*
Tracy A. McLauchlin(7)	28,426	*
Directors and officers as a group (7 persons)	353,820	1.7%
Jeffrey L. Gendell(8)	13,385,300	62.4%
Royce & Associates, LLC(9)	1,667,567	7.8%

*	Less than one percent.

(1)	Includes 34,740 phantom stock units that convert to shares of Common Stock when Mr. Dowling leaves the Board for any reason.

(2)	Includes 50,550 phantom stock units that convert to shares of Common Stock when Mr. Gendell leaves the Board for any reason.

(3)	Includes 24,854 phantom stock units that convert to shares of Common Stock when Mr. Koshkin leaves the Board for any reason.

(4)	Includes 25,000 shares of Common Stock issued pursuant to restricted stock grants subject to tenure vesting.

(5)	Includes 58,566 phantom stock units that convert to shares of Common Stock when Mr. Luke leaves the Board for any reason. Includes 1,400 shares of Common Stock issued pursuant to restricted stock grants subject to tenure vesting, all of which are vested.

(6)	Includes 10,000 shares of Common Stock issued pursuant to restricted stock grants subject to tenure vesting.

(7)	Includes 22,500 shares of Common Stock issued pursuant to restricted stock grants subject to tenure vesting.

(8)	The information herein is based on the Schedule 13D/A filed jointly by Tontine Capital Partners, L.P. (“TCP”), Tontine Capital Management, L.L.C. (“TCM”), Tontine Partners, L.P. (“TP”), Tontine Management, L.L.C. (“TM”), Tontine Capital Overseas Master Fund II, L.P. (“TCP2”), Tontine Asset Associates, L.L.C. (“TAA”), Tontine Overseas Associates, L.L.C. (“TOA”), Tontine Associates, L.L.C. (“TA”) and Jeffrey L. Gendell on October 5, 2015. The total aggregate beneficial ownership includes 5,642,723 shares of Common Stock owned directly by TCP, 3,267,284 shares of Common Stock owned directly by TP, 3,873,692 shares of Common Stock owned directly by TCP2, 591,443 shares of Common Stock owned directly by TA and 10,158 shares of Common Stock owned directly by Mr. Gendell. Mr. Gendell is the managing member of TCM, TM, and TAA, the general partners of TCP, TP and TCP2, respectively, and the managing member of TOA and TA and has shared voting and dispositive power over these shares. All the foregoing shares may be deemed to be beneficially owned by Mr. Gendell. Mr. Gendell disclaims beneficial ownership of the Common Stock reported above for purposes of Section 16(a) under the Securities Exchange Act of 1934, as amended, or otherwise, except as to securities directly owned by Mr. Gendell or representing Mr. Gendell’s pro rata interest in, or interest in the profits of, such entities. The address of the principal business and principal office of each of the above entities, as well as Mr. Gendell, is One Sound Shore Drive, Suite 304, Greenwich, Connecticut 06830.

(9)	According to a Schedule 13G/A filed on January 9, 2015, Royce & Associates, LLC, a New York corporation, whose address is 745 Fifth Avenue, New York, New York 10151, had the sole voting and dispositive power for 1,667,567 shares of Common Stock. The Schedule 13G/A states that Royce & Associates is an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940.

ELECTION OF DIRECTORS

GENERAL INFORMATION

The Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and bylaws provide that the number of members of the Board shall be fixed from time to time by the Board but shall not be less than one nor more than fifteen persons. The Board has set the number of directors at four. As such, if each of the nominees named below is elected to the Board, there will be no vacancies on the Board following the Annual Meeting. Directors hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Vacancies may be filled by recommendation from the Nominating/Governance Committee and a majority vote by the remaining directors.

It is the intention of the persons named in the proxy card to vote “FOR” the election of the nominees named below, unless a stockholder has directed otherwise or withheld such authority. The affirmative vote of holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect each director nominee.

Each of the nominees has consented to being named in this proxy statement and has consented to serve, if elected. If, at the time of or prior to the Annual Meeting, a nominee should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute nominee designated by the Board. The Board has no reason to believe that any substitute nominee will be required. No proxy will be voted for a greater number of persons than the nominees named herein.

Each nominee with an asterisk next to his name is independent in accordance with the Company’s Corporate Governance Guidelines and the rules and regulations of the NASDAQ Global Market System (“NASDAQ”) and the SEC. After reviewing all relevant facts and circumstances, the Board has affirmatively determined that Messrs. Koshkin, Luke and Dowling are independent since they have no relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), other than as stockholders and/or directors of the Company. Additionally, the Board has affirmatively determined that Mr. David Gendell is independent in accordance with the Company’s Corporate Governance Guidelines and the rules and regulations of the NASDAQ and the SEC; however, as Mr. Gendell is an employee of Tontine Associates, LLC, an affiliate of Tontine Capital Partners, L.P. (together with its affiliates, “Tontine”), the Company’s majority stockholder, and the brother of Jeffrey Gendell, the founder and managing member of Tontine, the Board has determined that Mr. Gendell does not satisfy the audit committee independence standard set forth in Rule 10A-3 of the Exchange Act. The review was undertaken on an individual director-by-director basis and did not involve a pre-set formula or minimum standard of materiality. The Board also evaluated Mr. Gendell’s independence under the enhanced independence standards promulgated by NASDAQ for compensation committees and determined that he is independent for purposes of serving on the Company’s Human Resources and Compensation Committee. In reaching this conclusion, the Board considered whether Mr. Gendell’s affiliation with Tontine would impair his judgment as a member of the Human Resources and Compensation Committee, as outlined under the standards, and determined that it would not in light of his independence from management and the Board’s belief that the interests of Tontine and the Company’s other stockholders are aligned in seeking to set appropriate levels of executive compensation.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

Joseph L. Dowling III*	Director since 2012

Mr. Dowling, 51, has served since June 2013 as the Chief Investment Officer of Brown University, where he is responsible for the University’s approximately $3.2 billion endowment. From 1998 to 2013, he served as the founder and managing member of Narragansett Asset Management, LLC, a private investment partnership located in Stamford, Connecticut. From its formation in 1998 through 2006, Narragansett managed funds for institutions, pension funds and college endowments. After 2006, Narragansett focused on managing Mr. Dowling’s personal capital and that of a select group of strategic investors. Prior to forming Narragansett, Mr. Dowling worked at The First Boston Corporation, Tudor Investments and Oracle Partners, L.P. Mr. Dowling has also served as a member of the Advisory Board of Ferrer Freeman & Company, LLC, a private equity firm providing growth capital to healthcare companies. The Nominating/Governance Committee believes that Mr. Dowling is qualified to serve on the Board given his extensive experience in public and private investing and finance.

David B. Gendell*	Director since 2012

Mr. Gendell, 55, is currently an employee of Tontine Associates, LLC, an affiliate of Tontine, where he focuses on investment opportunities in industrial, manufacturing and basic materials companies. From 2006 to 2010, he served on the Board of Directors of Neenah Enterprises, one of the largest independent foundries in the United States. Mr. Gendell has also held senior positions at several venture-backed startups. From 1999 to 2002, he was President and Chief Operating Officer of Homserv, LLC, a privately-held data aggregator focused on real estate transactions, and from 2002 to 2003, he served as President and Chief Operating Officer of Cogent Design Inc., a privately-held practice management software system. He also currently serves on the Board of Advisors of the Duke Global Health Institute. The Nominating/Governance Committee believes that Mr. Gendell is qualified to serve on the Board given his extensive experience in public and private investing and finance.

Joe D. Koshkin*	Director since 2013

Mr. Koshkin, 68, has worked as an independent financial consultant offering financial and advisory services to a diverse group of clients since 2006. Mr. Koshkin retired as a partner from PricewaterhouseCoopers LLP in 2006 after a 34-year career with the firm. During his career at PricewaterhouseCoopers, he served as the partner in charge of the firm’s North America Engineering and Construction Industry practice. He also served as a senior client service partner and a consulting partner advising clients and firm partners on technical accounting, Securities and Exchange Commission issues, Sarbanes-Oxley compliance, risk management, and mergers and acquisitions. From June 2010 to July 2011, Mr. Koshkin served as a director and a member of the audit committee of Sterling Bancshares. Mr. Koshkin is a Certified Public Accountant in Texas and is a member in good standing with the AICPA and TSCPA. The Nominating/Governance Committee believes that Mr. Koshkin’s extensive experience with PricewaterhouseCoopers as a senior client service partner as well as his background in corporate finance and financial reporting make him qualified to serve on the Board.

Donald L. Luke*	Director since 2005

Mr. Luke, 78, served as Chairman and Chief Executive Officer of American Fire Protection Group, Inc., a private company involved in the design, fabrication, installation and service of products in the fire sprinkler industry, from 2001 until April 2005. From 1997 to 2000, Mr. Luke was President and Chief Operating Officer of Encompass Services (construction services) and its predecessor company GroupMac. Mr. Luke has also held key positions in product development, marketing and executive management in multiple foreign and domestic publicly traded companies. He also has prior experience as a board member of numerous public and private companies in various industries, including as a director of American Fire Protection Group, Inc. from 2005 to 2011 and as a director of Cable Lock, Inc., which manages the affiliated Olshan Foundation Repair companies, from 2007 to January 2014. The Nominating/Governance Committee believes that Mr. Luke is qualified to serve on the Board given his extensive experience as an officer and director of a diverse group of consolidator public companies, including electrical contractors.

EXECUTIVE OFFICERS

Information with respect to the executive officers of the Company is included in the section titled “Executive Officers of the Registrant” in Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, and is incorporated by reference herein.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Attendance at Meetings

It is the policy of the Board that all directors of the Company attend the Company’s annual meetings. Each of the directors attended the 2015 annual meeting held on February 10, 2015, including one director who attended via telephone.

During fiscal year 2015, there were twelve meetings of the full Board (two in person and ten telephonically or via videoconference), and each member of the Board attended at least 75% of the aggregate number of meetings of the full Board and meetings of Board committees on which he served. Mr. James M. Lindstrom served as the Company’s Chairman, Chief Executive Officer and President until his resignation effective January 16, 2015, at which time Mr. David B. Gendell was appointed as the Company’s non-executive Chairman. At all regularly scheduled meetings of the Board held prior to his departure, Mr. Lindstrom presided and an executive session was held without him present. Since his appointment as non-executive Chairman, Mr. Gendell has presided over all regularly scheduled meetings of the Board.

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate directly with the Board may do so by writing to Integrated Electrical Services, Inc. Board of Directors, c/o Corporate Secretary, Integrated Electrical Services, Inc., One Sound Shore Drive, Suite 304, Greenwich, Connecticut 06830. Stockholders may also communicate directly with individual directors by addressing their correspondence accordingly. Interested parties may make any concerns known to non-management directors by contacting the Company’s Ethics Line at 1-800-347-9550.

The Company has adopted a Code of Ethics for Financial Executives and a code of business conduct and ethics for all directors, officers and employees which has been memorialized as part of the Company’s Legal Compliance and Corporate Policy Manual. Each of these documents can be found in the Corporate Governance section of the Company’s website at www.ies-co.com. The Manual is also available in print to any stockholder who requests it by contacting Gail D. Makode, Senior Vice President, General Counsel and Corporate Secretary, Integrated Electrical Services, Inc., One Sound Shore Drive, Suite 304, Greenwich, Connecticut 06830.

The Nomination Process

The Nominating/Governance Committee of the Board, which, as described below, is composed entirely of independent directors, is responsible in accordance with its charter for establishing standards for members of the Board and overseeing the performance evaluation of the Board and its members. Based upon such evaluations, the Nominating/Governance Committee recommends to the Board whether existing members should be nominated for new terms or replaced and whether more or fewer members are appropriate.

The Board, with the assistance of the Nominating/Governance Committee, establishes criteria for the selection of new members. The basic criteria are found in the Company’s Corporate Governance Guidelines under “Core Competencies of the Board.” At any given time, in order to maintain a proper balance of expertise, individuals with particular skills may be favored over other candidates who lack such skills but otherwise possess a core competency.

Additional attributes may include a candidate’s character, judgment and diversity of experience, business acumen, ability to act on behalf of all stockholders and a willingness to devote sufficient time to carrying out the duties and responsibilities of Board membership. Candidates must be capable of working with the entire Board and contributing to the overall Board process. The Committee also considers diversity of background experience, age and specialized training. While the Nominating/Governance Committee considers diversity, among other factors, when considering potential director nominees, the Board does not have a policy with regard to diversity in identifying director nominees. Since a majority of the Board is to be independent of management, consideration is also given as to whether or not the individual is independent in accordance with the Company’s Corporate Governance Guidelines and the rules and regulations of the NASDAQ and the SEC.

When there is an opening or anticipated opening for a director position, Board members and the Company’s controlling shareholder are asked to submit recommendations. Outside sources or third parties may, but are not likely to, be used to find potential candidates and similarly may, but are not likely to, be used to evaluate or assist in evaluating nominees brought to the attention of the Nominating/Governance Committee. Should the Company use the services of a third party, it would expect to pay a fee for such services.

The Nominating/Governance Committee will also consider director candidates recommended by stockholders. Such candidates will be evaluated using the same criteria and standards described above. Any such recommendation must be delivered to the Company’s Corporate Secretary at the address set forth below under “Corporate Governance Guidelines,” not later than 80 days prior to the date of the annual meeting. In the event that the date of such annual meeting was not publicly announced by the Company by mail, press release or otherwise more than 90 days prior to the annual meeting, notice by the stockholder to be timely must be delivered to the Corporate Secretary of the Company not later than the close of business on the tenth day following the day on which such announcement of the date of the annual meeting was communicated to the stockholders. The recommendation should also provide the reasons supporting a candidate’s recommendation, the candidate’s qualifications, the candidate’s consent to being considered as a nominee and a way to contact the candidate to verify his or her interest and to gather further information, if necessary. In addition, the stockholder should submit information demonstrating the number of shares he or she owns, the name and address of the stockholder, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, and such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board. Stockholders who themselves wish to nominate an individual to the Board must follow the advance notice requirements and other requirements of the Company’s bylaws.

CORPORATE GOVERNANCE GUIDELINES

The Company’s management and Board are committed to conducting business consistent with good corporate governance practices. To this end, the Board has established a set of Corporate Governance Guidelines which reflect its view of how to help achieve this goal. These guidelines, which may be amended and refined from time to time, are outlined below and may also be found in the Corporate Governance section of the Company’s website at www.ies-co.com. The guidelines are also available in print to any stockholder who requests them by contacting Gail D. Makode, Senior Vice President, General Counsel and Corporate Secretary, Integrated Electrical Services, Inc., One Sound Shore Drive, Suite 304, Greenwich, Connecticut 06830.

Directors

Core Competencies of the Board

In order to adequately perform the general corporate oversight responsibilities assumed by the Board, the Board as a whole should possess the following competencies:

Accounting & Finance — The Board should have one or more members who are experienced in accounting and finance matters.

Management — In order to oversee the Company’s management team, the Board should have one or more directors who have experience as a Chief Executive Officer, a Chief Operating Officer or possess similar significant operating experience.

Industry Knowledge — While the theory of management is important, it is essential that the Board have one or more members with extensive hands-on practical, relevant, industry-specific knowledge.

Long-Range Strategy — In addition to monitoring the Company’s performance in the present, the Board should have one or more members with the skills to look to the future and provide direction for stability and growth.

Track Record — The Board should have one or more members who have achieved prominence and strong reputations in their respective professions.

Independence of the Board

A majority of the Board shall be independent of management. An independent director must meet the standards imposed by the SEC and NASDAQ.

Leadership Structure and Risk Management

The Board does not have a formal policy regarding whether the position of Chairman of the Board may be filled by the Company’s Chief Executive Officer or a similar position. Instead, the Board has adopted a fluid approach to the Board’s leadership structure that allows for variations depending on the circumstances and changing needs of the Company over time. With the appointment of Mr. David Gendell as the Company’s non-executive Chairman of the Board on January 16, 2015, the Company has subscribed to a Board leadership structure under which the Chairman position is separate from the Company’s principal executive officer role, which is filled by the Company’s President, Robert W. Lewey. Mr. Lewey was appointed to that position on May 12, 2015, having previously served as the Company’s Interim Chief Operating Officer since the resignation of Mr. Lindstrom as the Company’s Chairman, Chief Executive Officer and President effective January 16, 2015. While the Board previously combined the roles of Chairman and Chief Executive Officer under Mr. Lindstrom, the Board believes the current structure enhances corporate governance and allows our Chairman and President to remain focused on their distinct roles which, for the Chairman, primarily involves Board and corporate governance and, for the President, day-to-day management leadership and implementing our corporate strategy. To reflect these distinct responsibilities, our Chairman was granted an additional monthly retainer of $25,000 upon his appointment, as further described in “Director Compensation” below. This amount was increased by 5% effective January 1, 2016. Our Board regularly reviews all the aspects of our governance profile, including our leadership structure, and will make changes as circumstances warrant.

The overall duty of risk identification and management lies with the Board. To assist in this task, the Board utilizes the various Board committees to review their respective areas of responsibility. The Audit Committee addresses accounting controls and general financial risk, the Nominating/Governance Committee addresses Board composition and internal communication risks, such as ethical issues, and the Human Resources and Compensation Committee addresses workforce risks and pay levels.

Committees

The Board has established the Audit, Human Resources and Compensation, and Nominating/Governance Committees to assist in the performance of its functions of overseeing the management and affairs of the Company. The Audit, Human Resources and Compensation, and Nominating/Governance Committees are composed entirely of independent directors under current NASDAQ and SEC standards, have written charters, and have the authority to retain and compensate counsel and experts. Copies of the charters may be found in the Corporate Governance section of the Company’s website, www.ies-co.com. The charters are also available in print to any stockholder who requests them by contacting Gail D. Makode, Senior Vice President, General Counsel and Corporate Secretary, Integrated Electrical Services, Inc., One Sound Shore Drive, Suite 304, Greenwich, Connecticut 06830.

Audit Committee

The Audit Committee, which met eight times during fiscal year 2015, is comprised of Messrs. Koshkin (Chairman), Dowling and Luke. Pursuant to its written charter, the Audit Committee assists the Board in:

•	fulfilling its responsibility to oversee management’s preparation, and the integrity, of the Company’s financial statements;

•	monitoring the qualifications, independence and performance of the Company’s internal and independent auditors;

•	monitoring the Company’s compliance with legal and regulatory requirements; and

•	preparing the report that SEC rules require be included in the Company’s annual proxy statement.

The Audit Committee’s role does not provide any special assurance with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.

Human Resources and Compensation Committee

The Human Resources and Compensation Committee, which met eight times during fiscal year 2015, is comprised of Messrs. Dowling (Chairman), Gendell and Luke. Pursuant to its written charter, the Human Resources and Compensation Committee assists the Board in:

•	discharging its responsibilities relating to compensation of Company executives; and

•	producing an annual report on executive compensation for inclusion in the Company’s annual proxy statement.

Additional information on the Human Resources and Compensation Committee’s processes and procedures for considerations of executive compensation are addressed in “Compensation Discussion and Analysis” below.

Nominating/Governance Committee

The Nominating/Governance Committee, which met three times during fiscal year 2015, is comprised of Messrs. Luke (Chairman), Gendell and Koshkin. Pursuant to its written charter, the Nominating/Governance Committee assists the Board in:

•	establishing standards for Board and committee members and overseeing the performance of the Board and its members;

•	making recommendations to the Board with respect to the management organization of the Company;

•	establishing criteria to select new directors and recommending to the Board a process for orientation of new Board or committee members;

•	identifying individuals qualified to become members of the Board and recommending same to the Board as nominees to fill any existing or expected vacancy;

•	evaluating the Company’s corporate governance procedures and recommending to the Board changes that the Nominating/Governance Committee deems appropriate; and

•	reviewing and addressing conflicts of interest of directors and executive officers and the manner in which any such conflicts are to be resolved.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Company has adopted a written Related Person Transaction Policy that addresses the reporting, review and approval or ratification of transactions with related persons. The Company recognizes that related person transactions can involve potential or actual conflicts of interest and pose the risk that they may be, or be perceived to have been, based on considerations other than the Company’s best interest. Accordingly, as a general matter, the Company seeks to avoid such transactions. However, the Company recognizes that in some circumstances transactions between related persons and the Company may be incidental to the normal course of business or provide an opportunity that is in the best interests of the Company to pursue or that is not inconsistent with the best interests of the Company and where it is not efficient to pursue an alternative transaction. The policy therefore is not designed to prohibit related person transactions; rather, it is intended to provide for timely internal reporting of such transactions and appropriate review, oversight and public disclosure of them.

The policy supplements the provisions of the Company’s Legal Compliance and Conflict of Interest Policy concerning potential conflict of interest situations. With respect to persons and transactions subject to the policy, the procedures for reporting, oversight and public disclosure apply. With respect to all other potential conflict of interest situations, the provisions of the Company’s Legal Compliance and Conflict of Interest Policy continue to apply.

The policy applies to the following persons (each a “Related Person” and, collectively, “Related Persons”):

•	Each director or executive officer of the Company;

•	Any nominee for election as a director of the Company;

•	Any security holder who is known to the Company to own of record or beneficially more than five percent of any class of the Company’s voting securities; and

•	Any immediate family member of any of the foregoing persons.

A transaction participated in by the Company with a company or other entity that employs a Related Person or is controlled by a Related Person, or in which a Related Person has an ownership of financial interest material to such Related Person, shall be considered a transaction with a Related Person for purposes of the policy. For purposes of the policy, “related person transaction” means a transaction or arrangement or series of transactions or arrangements in which the Company participates (whether or not the Company is a party) and a Related Person has a direct or indirect interest material to such Related Person. A transaction in which a subsidiary or any other company controlled by the Company participates shall be considered a transaction in which the Company participates.

Except as otherwise provided in the policy, including any delegation of review and approval authority, (i) any director, director nominee or executive officer who intends to enter into a related person transaction shall disclose the intention and all material facts with respect to the transaction to the Audit Committee of the Board and (ii) any officer or employee of the Company who intends to cause the Company to enter into any related person transaction shall disclose that intention and all material facts with respect to the transaction to his or her superior, who shall be responsible for seeing that such information is reported to the Audit Committee. If a member of the Audit Committee has an interest in a related person transaction and, after such Audit Committee member excusing himself or herself from consideration of the transaction, there would be fewer than two members of the Audit Committee available to review the transaction who do approve the transaction, the transaction shall be reviewed by an ad hoc committee of at least two independent directors designated by the Board (which shall be considered the “Audit Committee” for this purpose).

The Audit Committee will review all related person transactions and approve such transactions in advance of such transaction being given effect. At the discretion of the Audit Committee, consideration of a related person transaction may be submitted to the Board. All related person transactions shall be publicly disclosed to the extent and in the manner required by applicable legal requirements and listing standards. The Audit Committee may determine that public disclosure shall be made even where it is not so required, if the Audit Committee considers such disclosure to be in the best interests of the Company and its stockholders.

On March 29, 2012, the Company entered into a sublease agreement with Tontine Associates, LLC, an affiliate of Tontine, for corporate office space in Greenwich, Connecticut. The lease originally extended from April 1, 2012 through March 31, 2014, with monthly payments due in the amount of $6,000, and was renewed in March 2014 for a subsequent two-year term at approximately the same payment level. The lease has terms at market rates and payments by the Company are at a rate consistent with that paid by Tontine Associates, LLC to its landlord.

REPORT OF THE AUDIT COMMITTEE

Audit Committee Financial Expert

The Board has determined that each member of the Audit Committee is financially literate, meets the independence requirements of the SEC and NASDAQ and qualifies as an “audit committee financial expert” as defined by SEC rules.

Establishment of Policies and Procedures

The Audit Committee has overseen the establishment of a number of policies and procedures which are intended to facilitate the reporting and disclosure of improper activities as well as to clearly define the use of the Company’s independent auditors for non-audit purposes.

•

The Company maintains the Ethics Line, which allows employees to report, on an anonymous basis, occurrences of financial abuse, fraud, theft or discrimination. Complaints are forwarded to the Senior Vice President & General Counsel who, in turn, informs the Audit Committee.

•

The Company has established a Code of Ethics for Financial Executives, a copy of which may be found on the Company’s website, at www.ies-co.com. A copy of the Code is also available in print to any stockholder who requests it by contacting Gail D. Makode, Senior Vice President, General Counsel, and Corporate Secretary, Integrated Electrical Services, Inc. One Sound Shore Drive, Suite 304, Greenwich, Connecticut 06830. The Code of Ethics applies to the Chief Executive Officer, the Chief Financial Officer and the Chief Accounting Officer and reflects the Company’s commitment to the highest standards of personal and professional integrity.

•	The Audit Committee has established a pre-approval policy governing non-audit services or audit-related services provided by the independent auditor.

—	Pursuant to the policy, the Audit Committee has pre-approved each of the following non-audit services or audit-related that may be provided by the independent auditor during each fiscal year (provided, however, that the Audit Committee Chairman must be informed of the use of the independent auditor for these services as soon as is practicable): consultation on routine matters in the amount of $50,000, filings with the SEC in the amount of $50,000, tax matters in the amount of $50,000 and EY’s online accounting reference service in the amount of $3,500 per fiscal year.

—	All other non-audit or audit-related services provided by the independent auditor, other than de minimus services, must be pre-approved by the Audit Committee, which has delegated the authority to provide such approval to the Chairman of the Audit Committee so long as the Audit Committee is informed as soon as is practicable.

Review of the Company’s Audited Financial Statements for the Fiscal Year Ended September 30, 2015

The Audit Committee meets regularly with the Company’s internal auditors and Ernst & Young LLP, the Company’s independent auditors, with and without representatives of management, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s accounting principles.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended September 30, 2015 with Company management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015 for filing with the SEC. The Audit Committee has also named Ernst & Young LLP to serve as the Company’s independent auditors for fiscal year 2016, subject to stockholder ratification.

Members of the Audit Committee

Joe D. Koshkin (Chairman)

Joseph L. Dowling III

Donald L. Luke

AUDIT FEES

Ernst & Young LLP billed the Company fees as set forth in the table below for (i) the audit of the Company’s 2015 and 2014 annual financial statements, reviews of quarterly financial statements and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, (ii) assurance and other services reasonably related to the audit or review of the Company’s 2015 and 2014 financial statements, (iii) services related to tax compliance, tax advice and tax planning for fiscal years 2015 and 2014, and (iv) all other products and services it provided during fiscal years 2015 and 2014. All of the non-audit services provided and the fees for those services were pre-approved by the Audit Committee in accordance with its pre-approval policy governing non-audit services and audit-related services.

mcl	Fiscal Year 2015	Fiscal Year 2014
Audit	$1,302,000	$1,262,000
Audit Related	10,000	84,417
Tax Fees	121,477	47,594
All Other Fees	1,995	1,995

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Role of the Compensation Committee

The Human Resources and Compensation Committee (referred to in this section as the “Committee”) of the Board of Directors, which is comprised entirely of independent directors, is responsible for ensuring that the Company’s executive compensation policies and programs are competitive within the markets in which the Company competes for talent and reflect the investment interests of our stockholders. The Committee reviews and approves the compensation levels and benefits programs for Named Executive Officers (“NEOs”).

The NEOs are the executives who appear in the compensation tables of this proxy statement. The NEOs in this proxy statement are:

•	Robert W. Lewey, President

•	Tracy A. McLauchlin, Senior Vice President and Chief Financial Officer

•	Gail D. Makode, Senior Vice President and General Counsel

•	James M. Lindstrom, Former President and Chief Executive Officer

The Company’s Human Resources Department staff, General Counsel, President and representatives of Tontine (in its capacity as the Company’s controlling shareholder) may also provide analysis and counsel as requested by the Committee. You can learn more about the Committee’s purpose, responsibilities, and structure by reading the Committee’s charter, which can be found in the Corporate Governance section of the Company’s website at www.ies-co.com.

The following is a more detailed discussion of the results of the actions taken by the Committee in fiscal year 2015 and the first quarter of fiscal year 2016 and the reasons for such actions.

Compensation Objectives

The Company’s compensation and benefits program for the NEOs, as described below, is focused on balancing the objectives of conserving the Company’s resources, such as the Company’s cash and outstanding Common Stock, with attracting, retaining and motivating the individuals who will engage in the behaviors necessary to enable the Company to succeed.

At the Company’s 2014 annual meeting of stockholders (the “2014 Annual Meeting”), the Company was required, pursuant to Section 14A of the Exchange Act, to seek an advisory vote of stockholders to approve on an advisory basis the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2014 Annual Meeting. At the 2014 Annual Meeting, the Company’s stockholders approved, on a non-binding advisory basis, the compensation awarded to the Company’s NEOs for fiscal year 2013. The Committee has considered the result of this stockholder vote in setting compensation policies and making compensation decisions for each of the fiscal years that has followed. At the 2011 annual meeting of stockholders, the Company’s stockholders determined, on a non-binding advisory basis, that the stockholder vote on executive compensation should be held once every three years. As such, the Company will again seek an advisory vote of stockholders to approve on an advisory basis the compensation of the Company’s NEOs at the 2017 annual meeting of stockholders.

Under the Committee’s supervision, in fiscal year 2015, we implemented a compensation program, which is comprised of salary, benefits, and incentive opportunity, and is intended to achieve the following objectives:

•	Be competitive. The program design and levels are set with certain consideration to the practices of similar companies with which the Company competes for talent.

•

Link executive pay to Company performance and retain talent. The program offers variable, at-risk incentive award opportunities, which are payable only if specified financial and certain strategic goals are achieved, with a certain portion payable based on individual performance. These awards include a balance of short-term and long-term incentive opportunities. The incentive awards for NEOs in fiscal year 2015 were focused on cash awards under the annual incentive plan and time-vesting equity grants. In 2015, these at-risk cash and equity incentives represented approximately 50-60% of the NEOs’ targeted total direct compensation, with base salary representing the remaining approximately 40-50%.

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Performance-Based Phantom Stock Units: The Company also awarded to the NEOs in the first quarter of fiscal 2016, and may from time to time in the future provide to key officers and employees, certain performance-based equity grants, which have time-based restrictions and are based on achievement of financial and market value goals of the Company over a specified period. In the first quarter of 2016, these awards consisted of an aggregate of 400,000 three-year performance-based phantom stock units and represented a significant increase in the value of equity grants awarded to NEOs from the equity grants that were awarded to them in fiscal 2015. See “Long Term Equity Incentives” below for additional information.

•

Conserve Company resources. While the Committee considers competitive compensation, the Committee is also focused on striking a balance between limiting cash compensation to a reasonable percentage of the Company’s profits and holding equity compensation to a reasonable percentage of the Company’s total outstanding Common Stock.

•	Emphasize stock ownership. In conjunction with our compensation program, the Committee awards equity grants to the NEOs to encourage managing from a stockholder’s perspective.

Compensation Elements

Presented below are the key characteristics of the primary elements of the NEOs’ compensation.

Compensation Element	Key Characteristics
Base Pay (Fixed)	• Fixed component of pay based on an individual’s skills, responsibilities, experience and performance.

• NEOs are eligible for increases based on performance and/or changes in job responsibilities.

Annual Cash Incentive Award (Variable “at-risk”)	• Variable component of pay; consists of cash.

• Reward for achieving specified financial, safety and individual goals.

• Goals set at the beginning of each fiscal year and achievement measured following fiscal year end.

Short-term Incentives (Variable “at-risk”)	• Variable component of pay; may include cash and/or equity.

• Discretionary reward for achieving significant strategic events; awards vest immediately or in the near term.

Compensation Element	Key Characteristics

Long-term Equity Incentive Awards	• Variable component of pay; paid in equity

• Reward for creating long-term stockholder value.

• Promotes executive retention.

Other Benefits (Health and welfare)

•       NEOs are eligible to participate in benefits programs that are available to substantially all salaried employees which provide for retirement planning as well as basic life, disability and health insurance needs.

Compensation elements are either cash-based, partly or solely equity-based (and have a value which is at least partly related to the price of the Company’s Common Stock) or are comprised of other benefits.

Market Benchmarking

The Committee does not target a specific competitive position versus the market or peer companies in determining the compensation of its executives as, in light of the Company’s diverse mix of businesses, strict benchmarking against a selected group of companies would not provide a meaningful basis for establishing compensation. In prior years, the Committee has reviewed peer group data for purposes of assessing competitive compensation practices. However, given the limitations of identifying peer companies that reflect the relevant market for executive talent for the Company, the Committee has shifted away from reviewing peer company data and has focused instead on evaluating whether our executive compensation program supports our recruitment and retention needs and is fair and efficient.

The Committee believes the following factors are relevant to establishing a fair compensation structure that promotes retention and the Committee considers these factors in establishing an individual executive’s base salary, annual cash incentive awards, short-term incentives and long-term incentive awards:

•

The Company’s performance against financial measures, including net income, earnings before interest and taxes, total stockholder return, revenues, cash flow, operating income, cost management discipline and safety performance.

•	The Company’s performance relative to goals approved by the Committee.

•	Individual performance versus personal performance goals and contributions to Company performance.

•	Business climate, economic conditions and other factors.

•	Our controlling stockholder’s input.

The President develops pay recommendations for Company NEOs (other than himself) based on each NEO’s contribution to the Company’s return to shareholders, market data, the Company’s performance relative to goals approved by the Committee and individual performance versus personal goals. The Committee reviews and approves all compensation elements for the executive officers and sets the compensation of the President.

The Committee generally reviews tally sheets for the NEOs, modeling all aspects of compensation (base salary, annual cash incentive awards, short-term equity incentives, benefits and perquisites), which are utilized as the targeted overall compensation level.

Risk Analysis

The Committee analyzes risk with respect to the Company’s compensation programs on an annual basis. During fiscal year 2015, the Committee concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Committee considered the following: (i) balanced performance targets, where no one metric is excessively weighted and executives receive a balance of long and short-term incentive opportunities; (ii) the Company’s “clawback” policy, as described under “Severance and Employment Agreements” below; (iii) the Company’s executive stock ownership guidelines, as described under “Executive Stock Ownership Guidelines” below; (iv) performance metrics that are uniformly applied to executives; (v) annual incentives that do not allow for unlimited payouts; and (vi) annual performance and bonus targets for divisional management that are measured and partially paid on a quarterly basis, withholding a significant portion of such bonus amounts for payment in subsequent quarters, with the goal of providing operating management with immediate incentive for superior performance, while simultaneously promoting employee retention and consideration of longer-term performance.

Fiscal Year 2015 and 2016 Compensation Decisions

Base Pay

The Committee evaluates the President’s performance annually in light of established corporate and personal goals and objectives. NEO salary levels and adjustments are recommended by the President and reviewed and approved by the Committee. Any changes in base salary for the President and the NEOs are based on responsibility, the external market for similar jobs, the individual’s current salary compared to the market and success in achieving business results.

Fiscal Year 2015 Base Pay

After electing not to increase NEO base salaries at the outset of fiscal year 2015, salary adjustments were made in May 2015 in connection with the appointments of Mr. Lewey and Ms. McLauchlin to the roles of President and CFO, respectively. The fiscal year 2015 adjustments included:

•	increasing Mr. Lewey’s salary from $325,000 to $450,000, which is $50,000 less than the base salary of his predecessor, and

•	increasing Ms. McLauchlin’s salary from $260,000 to $300,000, which is $25,000 less than the base salary of her predecessor.

Ms. Makode’s salary of $300,000 and Mr. Lindstrom’s salary of $500,000 (through and until his resignation in January 2015) remained unchanged during fiscal year 2015.

Fiscal Year 2016 Base Pay

In December 2015, to reflect improving market conditions and Company performance, the Committee agreed to increase the salary levels of the President, the Chief Financial Officer and the General Counsel, effective January 1, 2016, to $475,000, $315,000 and $325,000, respectively.

Annual Cash Incentive Awards

Fiscal Year 2015 Annual Incentive Plan

On December 4, 2014, the Committee approved the Annual Incentive Plan for fiscal year 2015 (the “2015 Plan”). As with the Annual Incentive Plan for fiscal year 2014, the 2015 Plan provides for an incentive compensation pool for certain key employees and officers of the Company, based on specified performance criteria. For fiscal year 2015, the awards for NEOs could be made either in cash, equity or a combination thereof, at the Committee’s discretion, and were based (1) 90% on achievement of the financial goals outlined below for fiscal year 2015 and (2) 10% on the achievement of the personal goals outlined below for fiscal year 2015. Pursuant to the 2015 Plan, Mr. Lindstrom, Mr. Lewey and Ms. Makode were eligible to receive target awards, respectively, between $0 and a maximum of $500,000, $0 and a maximum of $162,500 and $0 and a maximum of $150,000, corresponding to the level of performance achieved with respect to these goals for fiscal year 2015, with the maximum award representing 100% performance with respect to the financial and personal goals outlined below. Following Mr. Lindstrom’s resignation and upon Mr. Lewey’s and Ms. McLauchlin’s appointments to the President and CFO positions, respectively, in May 2015, the Committee determined that it would apply Mr. Lindstrom’s target 2015 Plan award eligibility criteria to Mr. Lewey, and Mr. Lewey’s target 2015 Plan award eligibility criteria to Ms. McLauchlin. Mr. Lindstrom was not eligible to receive a 2015 Plan award due to his resignation in January 2015.

The performance review of Mr. Lewey was based upon the attainment of individual goals and objectives established for Mr. Lewey as discussed below. The other NEOs were reviewed based upon their performance in assisting Mr. Lewey in his efforts. The Committee had the sole discretion to increase or decrease the annual incentive award made to the President. The Committee had the right, in its sole discretion, to reduce or eliminate the amount otherwise payable based upon individual performance or any other factors the Committee deems appropriate.

Fiscal Year 2015 Goals and Objectives

On December 5, 2014, Mr. Lindstrom, as the Company’s then-serving CEO, recommended, and the Committee approved, the goals and objectives below to be used by the Committee when determining the discretionary element of the fiscal year 2015 annual cash incentive awards discussed above.

Financial Goals: Reflecting a primary focus on returning the Company to profitability and generating appropriate cash flow, financial performance measures for NEOs were based (1) 50% on fiscal year 2015 consolidated net income from continuing operations, with 100% of this component of each incentive award payable if the Company achieved a fiscal year 2015 consolidated net income from continuing operations level of $13.7 million, and awards to be ratably adjusted downward if a lower level was achieved, and (2) 50% on fiscal year 2015 consolidated annual operating cash flow less capital expenditures, with 100% of this component of each incentive award payable if the Company achieved a level of fiscal year 2015 consolidated annual operating cash flow less capital expenditures of $10.8 million, and awards to be ratably adjusted downward if a lower level was achieved. Each such financial measure could be considered on an adjusted basis, in the sole discretion of the Committee, to reflect unusual items during the fiscal year. Upon Mr. Lewey’s and Ms. McLauchlin’s appointments to the roles of President and CFO, respectively, the Committee determined that it would apply the CEO and CFO goals previously approved for their predecessors under the 2015 Plan to Mr. Lewey and Ms. McLauchlin, respectively.

Business/Personal Goals: The following business/personal goals and objectives were established for each NEO:

•	CEO/President (Robert W. Lewey)

—	Ensure behavior consistent with established values of integrity and safety

—	Oversee acquisition program

—	Further development of the Company’s succession planning program

—	Further development of the Company’s strategic and capital plan and promotion of human capital investment program across the Company

•	CFO (Tracy A. McLauchlin)

—	Support acquisition program

—	Develop financial and operational targets with divisional leadership

—	Ensure financial reporting integrity

•	General Counsel (Gail D. Makode)

—	Further enhancement of the Company’s risk management program and framework

—	Lead governance and legal resources on strategic transactions

—	Promote a culture of integrity, ethics and compliance

Fiscal Year 2015 Annual Incentive Plan Awards

Based on a review of fiscal year 2015 financial results, the Committee assessed the Company’s performance against the financial goals described above and determined that the Company had experienced significantly improved consolidated net income from continuing operations and consolidated annual operating cash flow less capital expenditures, achieving over 100% of the target fiscal year 2015 consolidated net income from continuing operations and 100% of the target fiscal year 2015 consolidated annual operating cash flow less capital expenditures (after adjusting for a significant cash payment received immediately following fiscal year 2015), and had made progress towards its goal of completing acquisitions in accordance with the Company’s stated strategies. The Committee therefore awarded each of Mr. Lewey, Ms. McLauchlin and Ms. Makode 100% of the financial goals component of his or her maximum eligible award under the 2015 Plan, which component represented 90% of each of their overall maximum eligible awards.

The Committee then assessed the performance of each of Mr. Lewey, Ms. McLauchlin and Ms. Makode against their respective business/personal goals outlined above, which represented 10% of their maximum eligible awards, and determined to award each of them 100%, 100% and 100%, respectively, of the personal goals component of his or her maximum eligible award under the 2015 Plan. The Committee believes Mr. Lewey’s award reflects his strong performance against his personal goals, including improvement in the safety performance and human capital investments at the Company, management of the leadership transition following Mr. Lindstrom’s resignation and improvement in the Company’s financial position, along with the closing of an acquisition in furtherance of the Company’s strategic goals. The Committee likewise believes Ms. McLauchlin’s and Ms. Makode’s awards reflect their leadership in their respective areas of management, assistance in managing leadership transitions during the year and strong personal performance along with their contributions to improvement in the Company’s financial position and the closing of an acquisition in furtherance of the Company’s strategic goals. As a result, the Committee awarded annual cash incentive awards to Mr. Lewey of $450,000, to Ms. McLauchlin of $150,000, and to Ms. Makode of $150,000, representing 100%, 100% and 100%, respectively, of his or her maximum eligible award under the 2015 Plan.

Fiscal Year 2016 Annual Incentive Plan

On December 9, 2015, the Committee approved the Annual Incentive Plan for fiscal year 2016 (the “2016 Plan”). As with the 2015 Plan, the 2016 Plan provides for an incentive compensation pool for certain key employees and officers of the Company, based on specified performance criteria. For fiscal year 2016, the awards may be made either in cash, equity or a combination thereof, at the Committee’s discretion, and are based (1) 90% on achievement of the financial goals outlined below for fiscal year 2016 and (2) 10% on the achievement of the personal goals outlined below for fiscal year 2016. Pursuant to the 2016 Plan, Mr. Lewey, Ms. McLauchlin and Ms. Makode are eligible to receive target awards, respectively, between $0 and a maximum of $475,000, $0 and a maximum of $157,500, and $0 and a maximum of $162,500, corresponding to the level of performance achieved with respect to these goals for fiscal year 2016, with the maximum award representing 100% performance with respect to the financial and personal goals outlined below. The Committee believes that there is a greater than 50% probability that the NEOs will receive the maximum available award under the 2016 Plan.

The performance review of the NEOs is based upon the attainment of individual goals and objectives established as discussed below. The Committee has the sole discretion to increase or decrease the annual incentive award made to the President. The Committee has the right, in its sole discretion, to reduce or eliminate the amount otherwise payable based upon individual performance or any other factors the Committee deems appropriate.

Fiscal Year 2016 Goals and Objectives

On December 9, 2015, the President recommended, and the Committee approved, the following goals and objectives to be used by the Committee when determining awards under the 2016 Plan.

Financial Goals: Reflecting a primary focus on maintaining the Company’s profitability and generation of appropriate cash flow, financial performance measures for NEOs are based (1) 50% on fiscal year 2016 consolidated net income from continuing operations and (2) 50% on fiscal year 2016 consolidated annual operating cash flow less capital expenditures. Each such financial measure may be considered on an adjusted basis, in the sole discretion of the Committee, to reflect unusual items during the fiscal year.

Business/Personal Goals: The following business/personal goals and objectives were established for each NEO:

•	Robert W. Lewey

—	Ensure behavior consistent with established values of integrity and safety

—	Oversee acquisition program

—	Further development of the Company’s succession planning program

—	Further development of the Company’s strategic and capital plan and promotion of human capital investment program across the Company

•	Tracy A. McLauchlin

—	Support acquisition program

—	Develop financial and operational targets with divisional leadership

—	Ensure financial reporting integrity

•	Gail D. Makode

—	Further enhancement of the Company’s risk management program and framework

—	Lead governance and legal resources on strategic transactions

—	Promote a culture of integrity, ethics and compliance

Short-Term Incentives

In addition to the annual cash incentive awards, the Company has in the past provided, and may from time to time in the future provide, discretionary equity or cash incentive awards for NEOs that have short-term or no time-based restrictions and that are based on achievement of significant strategic events, such as acquisitions, which the Committee believes will significantly impact the long-term performance of the Company.

The Committee did not award any short-term incentives to NEOs during fiscal year 2015.

Long-Term Equity Incentives

In recent years, in light of the Committee’s objective of focusing incentives on short-term performance objectives, the Company has not made regular equity-based awards. Rather, it has used equity-based awards as an incentive and retention device in connection with specific events, such as new hires and promotions, including in connection with the promotions during fiscal year 2015 of Mr. Lewey to President and Ms. McLauchlin to Chief Financial Officer.

Performance-Based Phantom Stock Unit Grants

In October 2015, the Committee approved awards pursuant to the Company’s 2006 Equity Incentive Plan, as amended and restated in 2007 (the “2006 Equity Incentive Plan”), to certain officers, including each of its then current named executive officers, of performance-based phantom stock units (the “Performance Units”). The following Performance Units were awarded to NEOs: 140,000 Performance Units to Mr. Lewey, 70,000 Performance Units to Ms. McLauchlin and 60,000 Performance Units to Ms. Makode.

Each Performance Unit represents a contractual right in respect of one share of the Company’s Common Stock. The Performance Units will generally become vested, if at all, upon the achievement of certain specified performance objectives and the continued performance of services through mid-December 2018 (the “Service Vesting Date”). To receive the full benefit of the Performance Units, the Company will have to achieve superior growth, over the applicable performance periods, in the Company’s net income before taxes and in the market value of the Company’s Common Stock. The Committee authorized the grant of Performance Units to incent management to achieve these superior increases in the Company’s net income and stock price over the next three fiscal years.

The vesting of seventy-five percent (75%) of the Performance Units (the “NIBT Performance Units”) is subject to the achievement of specified levels of cumulative net income before taxes, as reported in the Company’s annual financial statements for each of fiscal years 2016, 2017 and 2018, but adjusted to exclude the effect of any extraordinary items and of the awards made as part of the Performance Unit program (the “Cumulative NIBT”). The performance conditions will be deemed satisfied as to one-third of the NIBT Performance Units if Cumulative NIBT reaches a pre-established threshold level, and as to all of the NIBT Performance Units at a specified higher level of Cumulative NIBT (the “Maximum NIBT Level”). For achievement between the threshold level and Maximum NIBT Level of Cumulative NIBT, the percentage of the NIBT Performance Units that may become vested will be determined by mathematical interpolation. If Cumulative NIBT exceeds the Maximum NIBT Level, the Company shall allocate 10% of the excess over the Maximum NIBT Level to a bonus pool that will be allocated and payable to eligible officers and other key employees at the discretion of, and on such terms and conditions as shall be specified by, the Committee. The applicable performance objectives are quite challenging. To achieve even the threshold level of performance will require the Company to achieve significant increases in net income before taxes over the three year performance period. Except as otherwise provided below, to vest in the NIBT Performance Units, the recipient must also remain continuously employed through the Service Vesting Date.

The remaining twenty-five percent of the Performance Units are subject to the achievement of specified stock price levels (the “Stock Price Units”), which will require substantial increases in the market value of a share of our Common Stock for the performance criteria to be met. Subject to continued service until the Service Vesting Date, a portion of the Stock Price Units will vest if the average closing prices of a share of our Common Stock during any period of 20 consecutive trading days ending after October 2, 2015 and on or before December 15, 2018 (the “Average Price”) at least equals $14.00. All of the Stock Price Units will vest (subject to employment through the Service Vesting Date) if the highest Average Price is at least $18.00. If the highest Average Price achieved in the measurement period is greater than $14.00, but less than $18.00, the portion of the Stock Price Units that can vest will be determined by mathematical interpretation. In the event of the occurrence of any transactions affecting the Company’s capital structure, the Committee will adjust the stated hurdles in a manner intended to prevent any enhancement or diminution of the rights and opportunities provided in respect of the Performance Units as a result of such event. Except in the event of death, disability and as otherwise provided below, to vest in the Stock Price Units, the recipient must also remain continuously employed through the Service Vesting Date.

Long-Term Incentive Plan

While the Company maintains a Long-Term Incentive Plan (“LTIP”), it has not made grants under its LTIP since fiscal year 2011. While the Committee does not anticipate making grants under the LTIP in the near term, to the extent that new awards are granted under the LTIP, the Committee will establish in writing the performance goals for the next performance period, which may include any of the following performance criteria (either alone or in any combination) as the Committee may determine: return on net assets, sales, net asset turnover, cash flow, cash flow from operations, operating profit, net operating profit, income from operations, operating margin, net income margin, net income, return on total assets, return on gross assets, return on total capital, earnings per share, working capital turnover, economic value added, stockholder value added, enterprise value, receivables growth, earnings to fixed charges ratios, safety performance, customer satisfaction, customer service, or developing and/or implementing action plans or strategies. The foregoing criteria shall have any reasonable definitions that the Committee may specify at the time such criteria are adopted. Any such performance criterion or combination of such criteria may apply to a participant’s award opportunity in its entirety, or to any designated portion or portions of the award opportunity, as the Committee may specify.

401(k) and Deferred Compensation Plan

The Company provides all employees the opportunity to participate in a 401(k) plan. Under the Integrated Electrical Services, Inc. Retirement Savings Plan (the “401(k) Plan”), the Company matches 15% of the first 5% that an employee contributes to the 401(k) Plan on a pre-tax basis. However, in order for the 401(k) Plan to comply with nondiscrimination requirements of Section 401(k) of the Internal Revenue Code, beginning in 2008, highly compensated employees (“HCEs”) became subject to a maximum contribution limit of 4% of their base annual earnings.

In order to further assist NEOs and certain other HCEs in saving for retirement, the Company also historically provided an elective Deferred Compensation Plan. The Deferred Compensation Plan allowed participants to voluntarily defer the receipt of salary (maximum deferral of 75%) and earned annual incentive awards (maximum deferral of 75%).

In October 2007, the Committee amended the Deferred Compensation Plan to provide a Company matching component effective for deferrals made beginning January 1, 2008 for selected employees, which included the NEOs. Each participant who elected to make deferrals of eligible compensation to the Deferred Compensation Plan was eligible to receive a matching contribution equal to 25% of the first 10% of a participant’s annual base salary deferrals into the Deferred Compensation Plan. Effective February 15, 2009, the Company instituted a suspension of the employer matching contribution to the IES Deferred Compensation Plan as part of its cost cutting initiatives. The Deferred Compensation Plan has not received contributions since December 31, 2011.

Details about NEO participation in the Deferred Compensation Plan and accumulated balances are presented under “Nonqualified Deferred Compensation” below. The NEOs’ accumulated balances, if any, disclosed under “Nonqualified Deferred Compensation” represent voluntary deferrals of earned compensation, not matching contributions by the Company.

Other Benefits

During fiscal year 2015, no perquisites were provided by the Company to NEOs. An item is not a perquisite if it is integrally and directly related to the performance of the executive’s duties. An item is a perquisite if it confers a direct or indirect benefit that has a personal aspect, without regard to whether it may be provided for some business reason or for the convenience of the Company, unless it is generally available on a non-discriminatory basis to all employees.

The Committee annually reviews the perquisites and additional benefits, if any, provided to executive officers as part of their overall review of executive compensation. Details about the 401(k) Plan and the Deferred

Compensation Plan, including the fiscal year 2015 cost to the Company, are shown in the “All Other Compensation” column of the “Summary Compensation Table” and in the accompanying narrative; because no perquisite was paid to any NEO during the fiscal year, perquisites are not quantified in the “Summary Compensation Table” and “All Other Compensation” table below.

Executive Stock Ownership Guidelines

In November 2015, the Board of Directors, upon the Committee’s recommendation, discontinued the formal Stock Ownership Guidelines for NEOs that the Board had enacted in 2007. The Board believes its annual review of each executive’s compensation and stock ownership levels, and short and long-term equity incentive programs, are sufficient to ensure that executives have a meaningful economic stake in the Company.

TAX CONSIDERATIONS

Deductibility Cap on Executive Compensation

Under the U.S. federal income tax law, the Company cannot take a tax deduction for certain compensation paid in excess of $1 million to our executive officers. The Committee considers tax implications to the Company as one of many factors in its compensation decisions and attempts to structure compensation and awards to preserve tax deductibility. The Committee may choose, however, to provide compensation that may not be deductible if it believes such payments are necessary to achieve our compensation objectives and to protect stockholder interests.

Golden Parachute Taxes

Under certain circumstances, payments received by our executive officers as a result of a change in control may be subject to excise taxes and may not be fully deductible. The Committee considered the possible effects of these taxes in developing the Executive Officer Severance Benefit Plan described under “Severance and Employment Agreements” below.

Section 409A

During fiscal year 2015, the Committee continued to monitor the regulatory developments under Internal Revenue Code Section 409A, which was enacted as part of the American Jobs Creation Act of 2004. Section 409A imposes additional limitations on non-qualified deferred compensation plans in order to insure their full compliance with the Act. The Company believes all of its benefit plans substantially conform to the requirements of Section 409A.

PAYMENTS UPON A CHANGE IN CONTROL

For information concerning payments upon the termination of the NEOs, including upon certain triggering events, please see “Severance and Employment Agreements” below.

HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT

The Committee believes that the executive compensation and policies provide the necessary incentives to properly align executive performance and the interests of the stockholders.

The Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Human Resources and Compensation Committee

Joseph L. Dowling III, Chairman

David B. Gendell

Donald L. Luke

2015 SUMMARY COMPENSATION TABLE

The following table displays the total compensation earned by the NEOs in fiscal years 2013, 2014 and 2015.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Robert W. Lewey(3)	2015	471,875	—	198,750	39,400	450,000	2,775	1,162,800
President	2014	325,000	—	—	—	150,188	2,475	477,663
	2013	316,250	32,275	128,710	96,040	107,793	792	681,860

Tracy A. McLauchlin(4)	2015	272,500	—	166,600	5,655	150,000	1,580	596,335
Senior Vice President &	2014	—	—	—	—	—	—	—
Chief Financial Officer	2013	—	—	—	—	—	—	—

Gail D. Makode(5)	2015	300,000	—	87,100	19,700	150,000	2,385	559,185
Senior Vice President &	2014	300,000	—	—	—	138,635	2,250	440,885
General Counsel	2013	255,000	—	150,018	85,750	88,841	1,162	580,771

James M. Lindstrom(6)	2015	147,222	—	—	—	—	396	147,618
Former President & Chief	2014	500,000	—	—	—	459,616	2,160	961,776
Executive Officer	2013	472,500	56,250	271,000	236,670	314,225	905	1,351,550

(1)	This column represents the aggregate grant date fair value of awards of restricted Common Stock granted during the applicable fiscal years, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 11 to our audited financial statements for the fiscal year ended September 30, 2015 included in our Annual Report on Form 10-K filed with the SEC on December 11, 2015.

(2)	All “Other Compensation” for fiscal year 2015 is detailed in “All Other Compensation” Table below.

(3)	On October 2, 2012, Mr. Lewey received a phantom stock award of 17,000 shares which vested on October 5, 2012 (grant date fair value of $76,500). On May 1, 2013, Mr. Lewey received a grant of 28,000 stock options which vested in their entirety on May 1, 2015 (grant date fair value of $96,040). On September 22, 2013, Mr. Lewey received a grant award under the 2006 Equity Incentive Plan, of which he could elect to receive up to 50% in the form of cash and the remainder in the form of phantom stock units which would vest on September 25, 2013; Mr. Lewey elected to receive $32,275 in cash, which is included as a “bonus” amount in the table, and the remainder in the form of a phantom stock award of 11,500 shares which vested on September 25, 2013 (grant date fair value of $52,210). On January 14, 2015, Mr. Lewey received a grant of 10,000 stock options which vest in their entirety on January 14, 2017 (grant date fair value of $39,400). On May 12, 2015, Mr. Lewey received a stock award of 25,000 shares of restricted Common Stock which vest in thirds on May 12, 2016, May 12, 2017 and May 12, 2018 (grant date fair value of $198,750).

(4)	On February 2, 2015, Ms. McLauchlin received a grant of 1,500 stock options which vest in their entirety on February 2, 2017 (grant date fair value of $5,655). On April 2, 2015, Ms. McLauchlin received a stock award of 10,000 shares of restricted Common Stock which vest in their entirety on April 1, 2018 (grant date fair value of $87,100). On May 12, 2015, Ms. McLauchlin received a stock award of 10,000 shares of restricted Common Stock which vest in thirds on May 12, 2016, May 12, 2017 and May 12, 2018 (grant date fair value of $79,500).

(5)

On October 15, 2012, Ms. Makode received a stock award of 12,500 shares of restricted Common Stock which vested in thirds on October 15, 2013, October 15, 2014 and October 15, 2015 (grant date fair value of $62,500). On May 1, 2013, Ms. Makode received a grant of 25,000 stock options which vested in their entirety on May 1, 2015 (grant date fair value of $85,750). On September 22, 2013, Ms. Makode received a grant award under the 2006 Equity Incentive Plan, of which she could elect to receive up to 50% in the form of cash and the remainder in the form of phantom stock units which would vest on September 25, 2013; Ms. Makode elected to receive no amount of the award in cash and the full amount of the award in the form of a phantom stock award of 19,277 shares which vested on September 25, 2013 (grant date fair value of $87,518). On February 2, 2015, Ms. Makode received a grant of 5,000 stock options which vest in their entirety on January 14, 2017 (grant date fair value of $19,700). On April 2, 2015, Ms. Makode received a stock award of 10,000 shares of restricted Common Stock which vest in their entirety on April 1, 2018 (grant date fair value of $87,100).

(6)	On October 2, 2012, Mr. Lindstrom received a phantom stock award of 35,000 shares which vested on October 5, 2012 (grant date fair value of $157,500). On May 1, 2013, Mr. Lindstrom received a grant of 69,000 stock options which were scheduled to vest in their entirety on May 1, 2015 (grant date fair value of $236,670), but which he forfeited upon his resignation effective January 16, 2015. On September 22, 2013, Mr. Lindstrom received a grant award under the 2006 Equity Incentive Plan, of which he could elect to receive up to 50% in the form of cash and the remainder in the form of phantom stock units which would vest on September 25, 2013; Mr. Lindstrom elected to receive $56,250 in cash, which is included as a “bonus” amount in the table, and the remainder in the form of a phantom stock award of 25,000 shares which vested on September 25, 2013 (grant date fair value of $113,500). No severance payments under the Executive Officer Severance Benefit Plan were made to Mr. Lindstrom in connection with his resignation effective January 16, 2015. However, upon his resignation, he vested in 8,309 phantom stock units that were scheduled to vest upon his departure from the Board for any reason. For additional information, please see “Severance and Employment Agreements” below.

ALL OTHER COMPENSATION

The table below details the compensation information found in the Summary Compensation Table under the “All Other Compensation” column.

Name and Principal Position	Auto Allowance ($)	Commuting Expenses ($)	Executive Wellness Physical ($)	401(k) Company Match ($)	Deferred Compensation Company Match ($)	Other ($)	Total ($)
Robert W. Lewey	—	—	—	1,875	—	900	2,775
Tracy A. McLauchlin	—	—	—	680	—	900	1,580
Gail D. Makode	—	—	—	1,485	—	900	2,385
James M. Lindstrom(x)	—	—	—	133	—	263	396

(x)	No severance payments under the Executive Officer Severance Benefit Plan were made to Mr. Lindstrom in connection with his resignation effective January 16, 2015. However, upon his resignation, he vested in 8,309 phantom stock units that were scheduled to vest upon his departure from the Board for any reason. For additional information, please see “Severance and Employment Agreements” below.

GRANTS OF PLAN BASED AWARDS IN FISCAL YEAR 2015

The following table sets forth specific information with respect to each equity grant made to an NEO under a Company plan in fiscal year 2015.

Name	Grant Date		Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(1)
				Threshold ($)	Target ($)	Maximum ($)
Robert W. Lewey	1/14/15	(2)	1/14/15	—	—	—	—	10,000	7.27	39,400
	5/12/15	(3)	5/7/15	—	—	—	25,000	—	—	198,750
Tracy A. McLauchlin	2/2/15	(4)	2/2/15	—	—	—	—	1,500	7.21	5,655
	4/1/15	(5)	3/20/15	—	—	—	10,000	—	—	87,100
	5/12/15	(3)	5/7/15	—	—	—	10,000	—	—	79,500
Gail D. Makode	1/14/15	(2)	1/14/15	—	—	—	—	5,000	7.27	19,700
	4/1/15	(5)	3/20/15				10,000	—	—	87,100
James M. Lindstrom(6)	—		—	—	—	—	—	—	—	—

(1)	The amounts reflected in these columns represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for equity grants made in the applicable year. With respect to stock options, the grant date fair value under FASB ASC Topic 718 has been calculated using the binomial option pricing model.

(2)	Closing Share Price on January 14, 2015 was $7.27.

(3)	Closing Share Price on May 12, 2015 was $7.95.

(4)	Closing Share Price on February 2, 2015 was $7.21.

(5)	Closing Share Price on April 1, 2015 was $8.71.

(6)	Mr. Lindstrom received no equity awards during fiscal year 2015 due to his resignation in January 2015.

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

The following table sets forth specific information with respect to unexercised options, unvested Common Stock and equity incentive plan awards outstanding as of September 30, 2015 for each NEO.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Weighted Average Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have not Vested ($)(1)
Name	Exercisable	Unexercisable
Robert W. Lewey	38,000	—	5.55	various	25,000	(2)	193,000
	—	10,000	7.27	1/14/25
Tracy A. McLauchlin	—	1,500	7.21	2/2/2025	25,000	(3)	193,000
Gail D. Makode	25,000	—	5.76	5/01/23	14,166	(4)	109,362
	—	5,000	7.27	1/14/25
James M. Lindstrom(5)	—	—	—	—	—		—

(1)	Closing share price on September 30, 2015 was $7.72

(2)	Includes 25,000 shares of restricted stock which vest in thirds on May 12, 2016, May 12, 2017 and May 12, 2018.

(3)	Includes 2,500 shares of restricted stock which vested on December 5, 2015, and 2,500 shares of restricted stock which vest on December 5, 2016. On February 2, 2015, Ms. McLauchlin received a grant of 1,500 stock options which vest in their entirety on February 2, 2017 (grant date fair value of $5,655). On April 1, 2015, Ms. McLauchlin received a stock award of 10,000 shares of restricted Common Stock (grant date fair value of $87,100) which vest in thirds on April 1, 2016, April 1, 2017 and April 1, 2018. On May 12, 2015, Ms. McLauchlin received a stock award of 10,000 shares of restricted Common Stock (grant date fair value of $79,500) which vest in thirds on May 12, 2016, May 12, 2017 and May 12, 2018.

(4)	Includes 4,166 shares of restricted stock which vested on October 15, 2015;. On April 1, 2015, Ms. Makode received a stock award of 10,000 shares of restricted Common Stock (grant date fair value of $87,100) which vest in thirds on April 1, 2016, April 1, 2017 and April 1, 2018.

(5)	Upon his resignation in January 2015, Mr. Lindstrom forfeited his outstanding stock options, and he vested in 8,309 phantom stock units that were scheduled to vest when he left the Board of Directors for any reason.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2015

The following table sets forth, on an aggregate basis, specific information with respect to each vesting of stock, including restricted stock, restricted Common Stock units and similar instruments, for each NEO during fiscal year 2015. No stock options, SARs or similar instruments were exercised during fiscal year 2015.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert W. Lewey	—	—
Tracy A. McLauchlin(1)	2,500	19,600
Gail D. Makode(2)	4,167	30,627
James M. Lindstrom(3)	41,642	328,736

(1)	On December 5, 2014, Ms. McLauchlin vested 2,500 shares of restricted Common Stock ($7.84 per share).

(2)	On October 15, 2014, Ms. Makode vested 4,167 shares of restricted Common Stock ($7.35 per share)

(3)	On October 3, 2014, Mr. Lindstrom vested 33,333 shares of restricted Common Stock ($8.04 per share). On January 16, 2015, he vested in 8,309 phantom stock units which converted to shares of Common Stock upon his departure from the Board of Directors ($7.31 per share).

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Robert W. Lewey	—	—	—	—	—
Tracy A. McLauchlin	—	—	—	—	—
Gail D. Makode	—	—	—	—	—
James M. Lindstrom	—	—	—	—	—

In order to further assist NEOs and certain other executives in saving for retirement, the Company also provides an elective Deferred Compensation Plan. The Deferred Compensation Plan allows participants to voluntarily defer the receipt of salary (maximum deferral of 75%) and earned annual incentive awards (maximum deferral of 75%).

The Deferred Compensation Plan allows for distributions to commence after retirement or after a specific future year, even if the specific future year is later or earlier than the retirement date. Distributions may be paid either in a lump sum or in equal annual installments up to 10 years based on the employee’s initial election as to the time and form of payment. If installments were elected, the unpaid balance will continue to accumulate gains and losses based on the employee’s investment selections. Investment options mirror the 401(k) Plan. Investment choices are self-directed and may be changed at any time by the participant.

On October 9, 2007, the Committee amended the Deferred Compensation Plan to provide a Company matching component effective for deferrals made beginning January 1, 2008 to selected employees, including NEOs. Each participant who elects to make deferrals of eligible compensation to the Elective Deferral Plan will receive a matching contribution equal to 25% of the first 10% of the participant’s base salary deferrals into the Deferred Compensation Plan. Effective February 15, 2009, the Company instituted a suspension of the matching contributions as part of its cost cutting initiatives. The Deferred Compensation Plan has not received contributions since December 31, 2011.

SEVERANCE AND EMPLOYMENT AGREEMENTS

Introduction

All NEOs are subject to the Company’s Executive Officer Severance Benefit Plan (the “Severance Plan”). The Committee annually reviews the Severance Plan to determine its continuing need as well as the amount and nature of compensation potentially payable in the event a change in control or in the event that other provisions are triggered. On December 9, 2015, the Committee approved an amendment to the Severance Plan to include a noncompetition and nonsolicitation provision in the Severance Plan.

When executive positions become available, we may search for potential replacements not only within the Company but also in the marketplace, with the assistance of placement firms. Since prospective candidates from outside the Company are often already employed, they must be recruited and the total compensation offered must satisfy the need to incentivize and reward the individual. Additionally, we find that, in light of variable economic conditions, prospective executives are often also looking for an element of security, which will ensure a source of income in the event that their employment is terminated without Cause (as defined in the Severance Plan).

The risk of unemployment is heightened in the event of a Change of Control (as defined in the Severance Plan) of the Company, since the limited number of executive positions often results in terminations due to non-cost effective duplication. Thus, in order for the Company to recruit the best possible executives, the Severance Plan provides for the mutual benefit of the Company and the executive. Income, under the Severance Plan, is comprised of the same elements of compensation as the Company’s ongoing compensation program discussed above, which includes base salary, annual cash incentives, equity incentives, benefits and, in certain circumstances, perks such as car allowances.

The Severance Plan also includes a “clawback” provision which permits the Company, in the event the Dodd-Frank Wall Street Reform and Consumer Protection Act requires an executive to repay the Company “erroneously awarded” amounts of incentive compensation, to recoup such amount by reducing the severance pay or benefit otherwise due the executive under the Severance Plan.

The following information provides more detail concerning the specific terms and conditions of the Severance Plan and describes the approximate value of the payments that may result if the executives were to terminate employment. The actual amounts to be paid can only be determined at the time of an executive’s separation from the Company. Thus, as disclosed herein, the amounts of compensation payable assume that such terminations were effective as of September 30, 2015 and include amounts earned through such time.

Name	Termination Without Cause or For Good Reason After Change in Control ($)(1)	Termination Without Cause or For Good Reason Prior to Change in Control ($)	Death or Disability ($)
Robert W. Lewey, President
Bonus for year of Separation(2)	900,000	450,000	450,000
Cash Severance(3)	900,000	450,000	-0-
Unvested and Accelerated Stock Options	77,200	77,200	77,200
Unvested and Accelerated Restricted Stock(4)	193,000	193,000	193,000
Executive Outplacement Assistance(5)	20,000	20,000	-0-
Health Care Benefits(6)	15,221	15,221	15,221

Total	2,105,421	1,205,421	735,421
Tracy A. McLauchlin, Senior Vice President and Chief Financial Officer
Bonus for year of Separation(2)	600,000	150,000	150,000
Cash Severance(3)	600,000	300,000	-0-
Unvested and Accelerated Stock Options	11,580	11,580	11,580
Unvested and Accelerated Restricted Stock(4)	193,000	193,000	193,000
Executive Outplacement Assistance(5)	20,000	20,000	-0-
Health Care Benefits(6)	15,221	15,221	15,221

Total	1,439,801	689,801	369,801
Gail D. Makode, Senior Vice President, General Counsel and Secretary
Bonus for year of Separation(2)	600,000	150,000	150,000
Cash Severance(3)	600,000	300,000	-0-
Unvested and Accelerated Stock Options	38,600	38,600	38,600
Unvested and Accelerated Restricted Stock(4)	109,362	109,362	109,362
Executive Outplacement Assistance(5)	20,000	20,000	-0-
Health Care Benefits(6)	15,221	15,221	15,221

Total	1,383,183	633,183	313,183
James M. Lindstrom, Former President & Chief Executive Officer
Bonus for year of Separation(2)	-0-	-0-	-0-
Cash Severance(3)	-0-	-0-	-0-
Unvested and Accelerated Stock Options	-0-	-0-	-0-
Unvested and Accelerated Phantom Stock Units(4)	70,402	70,402	70,402
Executive Outplacement Assistance(5)
Health Care Benefits(6)

Total	70,402	70,402	70,402

(1)	Termination by the Company without Cause or by the covered executive for Good Reason on or within 12 months following a Change in Control event.

(2)	Prior to a Change in Control, the amount of any annual bonus is as determined by the Compensation Committee and payable at the same time that annual bonuses for such fiscal year are paid to other similar executives of the Company. On or after a Change in Control, a lump sum payment equal to two (2) times the greater of the most recent (i) annual bonus paid to the covered executive or (ii) covered executive’s annual bonus opportunity, payable on the sixtieth (60th) day following termination. The annual bonus opportunities for Mr. Lewey and Mmes. McLauchlin and Makode are calculated in accordance with the 2015 Plan.

(3)	Prior to a Change in Control, continued payment of base salary then in effect for 12 months immediately following the date of termination. On or after a Change in Control, continued payment of base salary then in effect for 24 months immediately following the date of termination.

(4)	Reflects the value of unvested shares of restricted Common Stock or Phantom Stock Units held on September 30, 2015 that would experience accelerated vesting due to termination of employment.

(5)	Reflects the approximate cost of outplacement services for 12 months following termination, not to exceed $20,000.

(6)	Reflects the approximate cost to provide health care continuation benefits to the covered executive and his or her eligible dependents under COBRA for the lesser of (i) for 12 months following termination or (ii) until the covered executive’s COBRA coverage terminates.

Additionally, while such awards had not been granted as of the end of the last completed fiscal year, the Performance Units described in the Compensation Discussion and Analysis have special vesting provisions which will apply in the event there is a change in control of the Company (as defined in the 2006 Equity Incentive Plan). If, following the occurrence of a change in control, the Performance Units relate to a class of stock that is publicly traded on an established U.S. securities market (a “Publicly Traded Stock”), the performance conditions with respect to the NIBT Performance Units and the Stock Price Units (as defined in Compensation Discussion and Analysis) will be waived, and such Performance Units will be subject only to the continued employment conditions otherwise applicable to such Performance Units. However, in such circumstance, the Performance Units will also become fully vested if the officer employment is terminated following the change in control (i) by the Company other than for cause or (ii) by the officer for good reason. If the Performance Units will not relate to a Publicly Traded Stock following the occurrence of a change in control, each Performance Unit will vest in full upon the occurrence of the change in control.

DEFINITIONS

The following definitions are used in the Severance Plan described above.

“Cause” means (i) the executive’s gross negligence in the performance or intentional nonperformance of any of the executive’s material duties and responsibilities to the Company or a participating affiliate; (ii) the executive’s dishonesty, theft, embezzlement or fraud with respect to the business, property, reputation or affairs of the Company or a participating affiliate; (iii) the executive’s conviction of, or a plea of other than not guilty to, a felony or a misdemeanor involving moral turpitude; (iv) the executive’s confirmed drug or alcohol abuse that materially affects the executive’s service or violates the Company’s or a participating affiliate’s drug or alcohol abuse policy; (v) the executive’s violation of a material Company or a participating affiliate’s personnel or similar policy, such policy having been made available to the executive by the Company or a participating affiliate; or (vi) the executive’s having committed any material violation of any federal or state law regulating securities (without having relied on the advice of the Company’s attorney) or having been the subject of any final order, judicial or administrative, obtained or issued by the Securities and Exchange Commission, for any securities violation involving fraud, including, without limitation, any such order consented to by the executive in which findings of facts or any legal conclusions establishing liability are neither admitted nor denied.

“Good Reason” in the Severance Plan is essentially defined as:

•	Any material reduction in his position, authority or Base Salary,

•	Any relocation of the Company’s corporate office that is more than 50 miles from his primary location of work, or

•	The Company’s breach of a material term of the agreement.

All of the above are valid reasons only if the Company fails to cure such event within 30 days after receipt from him of written notice of the event which constitutes Good Reason and he must give the Company written notice of the event by the 60th day following its occurrence.

A “Change in Control” is defined in the agreements as follows:

•

Any person or persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act, other than Tontine, the Company or any subsidiary, shall beneficially own (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, at least 50% of the ordinary voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board, or

•

Current directors shall cease for any reason to constitute at least a majority of the members of the Board (Current Directors means, as of the date of determination, any person who (i) was a member of the Board on the date that the Company’s Joint Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code became effective or (ii) was nominated for election or was elected by the Board with the affirmative vote of a majority of the current directors who were members of the Board at the time of such nomination or election) or at any meeting of stockholders of the Company called for the purpose of electing directors, a majority of the persons nominated by the Board for election as directors shall fail to be elected; or

•	The consummation of a sale, lease, exchange or other disposition in one transaction or a series of transactions of all or substantially all of the assets of the Company.

•

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

DIRECTOR COMPENSATION

Directors who are employees of the Company or any of its subsidiaries do not receive a retainer or fees for service on the Board or any committees. Each non-employee director receives a $40,000 annual retainer (the “Annual Retainer”), paid in quarterly installments after the annual stockholders’ meeting, as well as the following additional retainers for committee and committee Chairman service, which are also paid in quarterly installments: each director receives $5,000 annually for each committee on which the director serves other than as Chairman, the Chairmen of the Human Resources and Compensation Committee and the Nominating/Governance Committee each receive $10,000 annually, and the Chairman of the Audit Committee receives $25,000 annually.

Historically, in addition to the annual retainers described above, upon their election or re-election to the Board at an annual stockholders’ meeting, each director received a $25,000 grant of phantom stock units (the “Annual Meeting Grant”) for his or her subsequent periods of service on the Board, provided that he or she is re-elected at subsequent annual stockholders’ meetings.

Beginning in the first quarter of fiscal 2015, each director was provided the opportunity to elect, in respect of his compensation for his or her services rendered in the following calendar year, whether to receive the combined amount of his or her Annual Retainer, the value of the Annual Meeting Grant and any additional retainer payable for serving on, or as Chairman of, a committee of the Board (the “Total Annual Compensation”), in whole or in part, in (i) cash, (ii) fully vested shares of Common Stock, or (iii) phantom stock units issued pursuant to the 2006 Equity Incentive Plan that convert to shares of Common Stock on the date the director leaves the Board for any reason (“Director PSUs”). In connection with this change in the form in which the Total Annual Compensation would be payable, it was determined that the value of the Annual Meeting Grant would be payable in quarterly installments at the same time as installments are payable in respect of the Annual Retainer.

For fiscal year 2015, taking into account their elections with respect to their compensation payable for services rendered during the portion of the fiscal year occurring in calendar year 2015, each of the directors received the following portions of his Total Annual Compensation in the form of in (i) cash, (ii) fully vested shares of Common Stock, or (iii) Director PSUs:

Name	% of Total Annual Compensation Elected to be Paid in Cash	% of Total Annual Compensation Elected to be Paid in Common Stock	% of Total Annual Compensation Elected to be Paid in Director PSUs
Joseph L. Dowling III	50%	50%	0%
David B. Gendell	0%	0%	100%
Joe D. Koshkin	50%	50%	0%
Donald L. Luke	75%	0%	25%

For each director electing to receive a portion of his Total Annual Compensation in Director PSUs or Common Stock, the number of Director PSUs or shares of Common Stock granted is determined by dividing the amount of his Total Annual Compensation to be paid in either such form by the closing price of the Company’s Common Stock on the last trading day of the quarter.

The following additional compensation was paid to directors during fiscal year 2015:

•	Each director was awarded a grant of 4,000 Director PSUs on January 14, 2015 to reflect his additional contributions during the leadership transition following Mr. Lindstrom’s resignation.

•

Upon Mr. Gendell’s appointment as non-executive Chairman on January 16, 2015, the Human Resources and Compensation Committee of the Board approved, with Mr. Gendell abstaining, a cash retainer for the non-executive Chairman of the Board, in addition to his other retainers, in the amount of $25,000 per month to reflect the additional commitment and responsibilities Mr. Gendell would be assuming upon his appointment. This retainer was prorated for the first month in which it was payable, and in December 2015 was increased by the Committee (with Mr. Gendell abstaining) by 5%, effective January 1, 2016.

•

On January 14, 2015, the Committee also awarded Mr. Gendell ten-year term stock options pursuant to the 2006 Equity Incentive Plan in respect of 6,000 shares of Common Stock, which will become vested and exercisable on the second anniversary of the grant date.

•

On May 7, 2015, the Committee recommended, and the Board approved, in each case with Mr. Gendell abstaining, the following grant to Mr. Gendell for retention purposes in connection with his service as non-executive Chairman of the Board: 15,000 shares of restricted Common Stock which vest in thirds over three years pursuant to the 2006 Equity Incentive Plan.

Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings and for their reasonable expenses related to the performance of their duties as directors.

The following table reflects the amounts paid to each individual non-employee director who served on the Board in fiscal year 2015.

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)(3)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Joseph L. Dowling III	36,888		65,942	-0-		-0-	-0-	102,830
David B. Gendell	213,710	(4)	217,056	43,620	(5)	-0-	-0-	474,386
Joe D. Koshkin	44,387		73,443	-0-		-0-	-0-	117,830
Donald L. Luke	55,322		52,508	-0-		-0-	-0-	107,830

(1)	Represents cash fees earned during the fiscal year ended September 30, 2015.

(2)	Represents the aggregate grant date fair value of awards of Director PSUs and Common Stock earned during the fiscal year ended September 30, 2015, computed in accordance with FASB ASC Topic 718. Each phantom stock unit converts into one share of Common Stock when the respective director leaves the Board for any reason. Assumptions used in the calculation of these amounts are included in footnote 11 to the Company’s audited consolidated financial statements for the fiscal year ended September 30, 2015 included in our Annual Report on Form 10-K filed with the SEC on December 11, 2015.

(3)	As of September 30, 2015, and including post-fiscal-year-end grants made in respect of fees earned in fiscal year 2015, each non-employee director held the following aggregate number of Director PSUs together with shares of Common Stock or restricted stock: Mr. Dowling — 38,759; Mr. Gendell — 65,550; Mr. Koshkin — 29,413; Mr. Luke — 69,077.

(4)	Includes a monthly non-executive Chairman retainer of $25,000 payable in cash, which was granted to Mr. Gendell upon his appointment to that position on January 16, 2015, and was prorated for the first month following the grant.

(5)	On January 14, 2015, Mr. Gendell received a grant of 6,000 stock options which vest in their entirety on January 14, 2017 (grant date fair value of $43,620).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2015, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Human Resources and Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Human Resources and Compensation Committee of the Company or (iii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company. During fiscal year 2015, no member of the Human Resources and Compensation Committee (i) was an officer or employee of the Company, (ii) was formerly an officer of the Company or (iii) had any business relationship or conducted any business with the Company other than as an independent director of the Company, other than Mr. Gendell, who is an employee of Tontine Associates, LLC, an affiliate of Tontine, the majority shareholder of the Company, and the brother of Jeffrey Gendell, the founder and managing member of Tontine, as described under “Certain Relationships and Related Person Transactions” above. The Board evaluated each member’s independence under the independence standards promulgated by NASDAQ for compensation committees and determined that each member was independent for purposes of serving on the Company’s Human Resources and Compensation Committee. In reaching this conclusion, the Board considered in particular whether Mr. Gendell’s affiliation with Tontine would impair his judgment as a member of the Human Resources and Compensation Committee, as outlined under the standards, and determined that it would not in light of his independence from management and the Board’s belief that the interests of Tontine and the Company’s other stockholders are aligned in seeking to set appropriate levels of executive compensation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons holding more than 10 percent of a registered class of the Company’s equity securities to file with the SEC and any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted (i) initial reports of ownership, (ii) reports of changes in ownership and (iii) annual reports of ownership of Common Stock and other equity securities of the Company. Such directors, officers and ten-percent stockholders are also required to furnish the Company with copies of all such filed reports.

Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required during fiscal year 2015, the Company believes that all Section 16(a) reporting requirements related to the Company’s directors and executive officers were timely fulfilled during fiscal year 2015.

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has re-appointed Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending September 30, 2016, subject to ratification by the Company’s stockholders. Ernst & Young LLP was the Company’s independent auditor for the fiscal year ended September 30, 2015.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the Annual Meeting.

The affirmative vote of holders of a majority of the shares of Common Stock voted at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2016.

If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF ERNST & YOUNG LLP’S APPOINTMENT, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

APPROVAL OF THE AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

Stockholders are being asked to approve an amended and restated 2006 Equity Incentive Plan, as amended through December 2015, (for purposes of this section, the “Amended Plan”) at the Annual Meeting. The Amended Plan, which if approved would be effective February 9, 2016, authorizes 1,000,000 additional shares of our Common Stock for issuance thereunder, and extends the term of the existing 2006 Equity Incentive Plan (in its existing form, the “2006 Plan”), which was scheduled to expire on May 11, 2016. If the Amended Plan is approved, the term will be extended until February 8, 2026.

Description of the Amended Plan

The following is a summary of the principal features of the Amended Plan. This summary does not purport to be a complete description of all of the provisions of the Amended Plan. It is qualified in its entirety by reference to the full text of the Amended Plan, which is attached hereto as Exhibit A to this proxy statement.

In determining to restate the 2006 Plan and propose the number of additional shares for which stockholder approval is requested, the Board took into account its overall compensation philosophy, including the objective of limiting the dilutive effect of awards under the Amended Plan on the Company’s stockholders. The Board also considered the historical usage of Common Stock for awards under the 2006 Plan. The rate at which shares have been issued under the 2006 Plan in the past several years has varied, as awards have been granted under the 2006 Plan as and when needed to respond to new hires and promotions or as a discretionary reward for the achievement of specified goals, and as and when the committee responsible for administering the 2006 Plan (as described below) determined that grants were necessary or appropriate to provide our management team with appropriate incentives to perform. The average annual rate of share utilization under the 2006 Plan in the prior three fiscal years was 11.1%. The Board currently expects that the additional shares that stockholders are being asked to authorized under the Amended Plan is the number of shares that is needed to enable the Board and the Committee to make appropriate grants to incent and retain management employees over the next ten years. If approved, and assuming that all of the authorized shares are fully issued in the form of full value stock grants, these additional shares will have the effect of diluting stockholders (based on the number of shares outstanding on November 30, 2015) by 4.7%. Based on the closing price of a share of Common Stock on November 30, 2015, if all of the newly authorized shares under the Amended Plan were granted in the form of full value stock grants, the aggregate cost of such shares would be $7,630,000. The actual dilutive effect and actual cost of the awards that may be granted from the newly authorized shares, if approved by stockholders, will depend on when, and in what form, awards are granted under the Amended Plan, the value of a share of Common Stock at the time the awards are made, the extent to which such awards become vested and payable and the actual number of shares outstanding at the relevant times.

The October 2015 grant of Performance Units described in the Compensation Discussion and Analysis illustrates the Committee’s approach to balancing the interests of stockholders with the need to retain and incent the management team by linking the potential rewards to management to the attainment of substantial improvements in performance over the applicable three-year performance period.

Share Reserve

The maximum number of shares of our Common Stock (“Shares”) that may be issued or transferred pursuant to awards under the Amended Plan is 3,002,542 Shares, which includes 1,000,000 Shares that will be newly authorized by stockholders upon approval of the Amended Plan. As of November 30, 2015, a total of 67,562 shares of the Company’s Common Stock were available for new award grants under the 2006 Plan.

In the event that any outstanding award granted under the Amended Plan, whether granted before or after the effective date of the restatement, expires, is cancelled or otherwise terminated without the delivery of any Shares, the Shares allocable to the unexercised or unvested portion of such award shall again be available for the purposes of the Amended Plan. Additionally, if any Shares issued under the Amended Plan are reacquired by the Company pursuant to any forfeiture provision or right of repurchase, are withheld in satisfaction of the Company’s tax withholding requirements, or are used to exercise an option or other award, such Shares will again become available for awards under the Amended Plan. If a participant pays for any award through the delivery of previously acquired Shares, the Shares delivered to the Company in payment for the such award will become available for grants under the Amended Plan. To the extent permitted by applicable law or any exchange rule, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any subsidiary shall not be counted against Shares available for grant pursuant to the Amended Plan.

Administration

A committee of at least two members of the Board selected by the Board is responsible for administering the Amended Plan (the “Committee”). The Human Resources and Compensation Committee of the Board has been appointed to serve as the Committee responsible for administering the Amended Plan.

Eligibility and Types of, and Limits on, Awards under the Amended Plan

The Amended Plan permits the Committee to (i) grant non-statutory options to purchase Shares (“Options”), (ii) make stock grants, whether or not subject to vesting, (iii) grant contractual rights to receive at a future date, following the satisfaction of any applicable conditions, Shares or the cash value of a specified number of Shares, as specified by the Committee or elected by the recipient of the award at or promptly following the time of grant (“Phantom Stock”) and (iv) make cash denominated performance awards (“Cash Performance Awards”). The Amended Plan also allows our non-employee directors to receive Shares or Phantom Stock in respect of, or lieu of, fees payable to the director for services as a member of the Board.

The maximum number of Shares with respect to which stock-denominated Awards may be granted to any participant under the Plan in any calendar year is 1,000,000 Shares. The maximum amount of compensation that may be paid to any one participant in any calendar year in respect of Cash Performance Awards is $2,000,000.

Employees (including executive officers and directors who are also the Company’s employees) of and consultants to the Company and its subsidiaries are eligible to participate in the Amended Plan. Non-employee directors are also eligible to participate. On November 30, 2015, the Company had approximately 3,200 full-time equivalent employees (including executive officers) and four non-employee directors who were eligible to participate in the Amended Plan. While consultants are eligible to receive awards under the 2006 Plan and the Amended Plan, the Company has not historically awarded equity grants to its consultants.

Stock Options

The Committee may grant Options under the Amended Plan. The Amended Plan does not authorize the grant of incentive stock options. The Committee will determine the vesting schedule and number of Shares covered by each Option granted to a participant. Unless the Committee shall specify a different exercise or vesting schedule at or after grant, each Option granted under the Plan will be exercisable in three approximately equal annual installments on each of the first three anniversaries of the grant date thereof, subject in each case to the participant’s continued employment through such anniversary of the grant date. The exercise price of any Option will be determined at grant by the Committee and must be at least 100% of the fair market value of a share on the date of grant. Consistent with applicable laws, regulations and rules, payment of the exercise price of stock options may be made by a broker assisted cashless exercise, net settlement (that is, with the number of Shares issued being that number of Shares having a fair market value equal to the gain inherent in the option at exercise) or by any other form of payment approved by the Committee. The term of an Option shall not exceed ten years from the date of grant. Dividend equivalent rights may not be granted on stock options awarded under the Amended Plan. To the extent vested at the time a participant terminates service with the Company, Options may generally be exercised for three months following such termination of service. However, in the event that the participant’s service terminates (i) due to death or disability, any vested Options may be exercised for twelve months following such termination and (ii) as a result of retirement at or after age 55 and having completed at least 10 years of service, the Option may be exercised for thirty-six months (or such lesser number of months as the Committee shall specify at grant) following any such termination. Any unvested portion of any Options that are unvested as of the date of a participant’s termination of service will generally expire upon such termination.

Stock Grants

The Committee may issue stock grants without vesting conditions in payment of other types of compensation, such as bonuses or deferred compensation, that would otherwise be payable to the recipient in cash.

Restricted Stock Awards

The Committee may award grants in respect of Shares that are subject to such vesting conditions as the Committee shall determine (“Restricted Stock”). Such conditions may include time-based vesting, vesting upon satisfaction of performance goals selected from the permissible criteria specified below under the heading

Performance Awards or a combination thereof. Unless the Committee shall specify a different vesting schedule at or after grant, each Restricted Stock award shall become vested in three approximately equal annual installments on each of the first three anniversaries of the grant date thereof, subject in each case to the participant’s continued employment through such anniversary of the grant date. When the conditions are satisfied, then the participant will be vested in the Shares and will have complete ownership of the Shares. The Committee may limit the right of participant to receive any dividends payable on unvested Restricted Stock.

Phantom Stock

The Committee may also award Phantom Stock, subject to such terms and conditions as the Committee shall determine. The Committee may grant Phantom Stock subject to time-based vesting and/or vesting upon satisfaction of performance goals selected from the permissible criteria specified below under the heading Performance Awards. Unless the Committee shall specify a different vesting schedule at or after grant, each Phantom Stock award shall become vested in three approximately equal annual installments on each of the first three anniversaries of the grant date thereof, subject in each case to the participant’s continued employment through such anniversary of the grant date. The Committee may provide for dividend equivalents to be credited on Phantom Stock awarded under the Amended Plan based on the amount of dividends paid on outstanding shares of the Company’s Common Stock. When the participant satisfies the conditions of the Phantom Stock award, the Company may settle the award (including any related dividend equivalent rights) in Shares, cash or any combination of both, as determined by the Committee, in its sole discretion, at the time of grant.

Performance Awards

Cash Performance Awards may also be granted under the Amended Plan. The performance conditions that may be established by the Committee with respect to any performance awards or performance-based awards in respect of Shares shall be based on one or more of the following measures: sales, gross revenues, gross margins, earnings per share, internal rate of return, return on equity, return on capital, net income (before or after taxes), management net income, operating income, operating income before interest expense and taxes, segment income, cash flow, free cash flow, total shareholder return, book value per share, risk based capital or stock price. Performance Goals may reflect absolute entity or business unit performance or a relative comparison of entity performance to the performance of a peer group or other external measure. Such performance conditions may be established and administered in accordance with the requirements of Code Section 162(m) for awards intended to qualify as “performance-based compensation” thereunder.

Stock in Lieu of Cash for Directors

Each non-employee director may elect, in accordance with the procedures established by the Committee, to receive any or all of his or her annual retainer or any meeting fees in Shares, Phantom Stock or a combination thereof in respect of that number of Shares as have a fair market value at the time the fees would otherwise have been payable equal to the amount of such fees subject to such election. Any Shares or Phantom Stock granted in lieu of paying such fees in cash will be fully vested as of the date of issuance.

Effect of a Change in Control

If a change in control of the Company occurs, the Amended Plan provides that, if awards granted to employees under the Amended Plan after the restatement date continue in effect, assuming that the Share remain publicly traded, or are assumed and replaced by any successor to the Company or a publicly traded parent of the successor to the Company on terms and conditions that preserve the value of such awards, the awards granted under the Amended Plan will not become vested and payable at the time of such a change in control. However, in the event that a participant’s employment is involuntarily terminated without cause following the change in control, such awards shall become vested and payable in cash, publicly traded stock or a combination thereof, based on the then fair market value of the Shares (or such other type or class of stock to which the awards then relate). In such instance, any performance based awards shall be deemed to have been earned at target. This is generally referred to as “double-trigger” vesting. All awards granted to non-employee directors, and any awards to employees that do not continue in effect or are not assumed or replaced, in either case, in a manner that preserves the value of such awards, will become vested and payable at the time of the change in control.

For purposes of the Amended Plan, a change in control means the occurrence any of the following events: (i) any person or any group become the beneficial owner, directly or indirectly, after the restatement date of at least fifty percent (50%) of the ordinary voting power of all classes of capital stock of the Company entitled to vote generally in the election of directors; (ii) the persons who (1) were the members of the Board on the restatement date or (2) were nominated for election or elected to the Board with the affirmative vote of a majority of the directors who were serving members of the Board at the time of such nomination or election cease for any reason to constitute at least a majority of the members of the Board or (iii) the consummation of a sale, lease, exchange or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company; provided that a transaction shall not constitute a change in control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

Modification, Extension and Assumption of Awards

Within the limitations of the Amended Plan, the Committee may modify, extend or assume outstanding awards or may provide for the cancellation of outstanding awards in return for the grant of new awards for the same or a different number of Shares and at the same or a different price. No such modification of an award shall, without the consent of the participant, materially impair the participant’s rights or increase the participant’s obligations under such award or impair the economic value of any such award.

Transferability of Awards

Awards under the Amended Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or Shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative.

Adjustments

As is customary in incentive plans of this nature, each share limit and the number and kind of Shares available under the Amended Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of Shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Amendment and Termination

The Board may amend the Amended Plan at any time and for any reason. Any such amendment which increases the maximum number of Shares issuable to any person or available for issuance under the Amended Plan in the aggregate, changes the legal entity authorized to make awards under the Amended Plan from the Company (or its successor) to any other legal entity or materially changes the class of persons who are eligible for the grant of any awards under the Amended Plan will be subject to stockholder approval. The Board may terminate the Amended Plan at any time and for any reason. Unless terminated earlier by the Board, the Amended Plan will terminate on February 8, 2026, subject to any extension that may be approved by the Board and the stockholders prior to or on such date. The termination or amendment of the Amended Plan may not adversely affect any award previously made under the Amended Plan.

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences applicable to awards granted under the Amended Plan based on the federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, the Company advises all participants to consult their own tax advisor concerning the tax implications of awards granted under the Amended Plan.

A recipient of an Option will not have taxable income upon the grant of the stock option. Upon the exercise of an Option, a participant will recognize ordinary income in an amount equal to the difference between the fair market value of the Shares on the date of exercise and the exercise price. Any gain or loss recognized upon any later disposition of the Shares generally will be a capital gain or loss.

Fully vested grants of stock will be taxable to the participant at the date issued, based on the fair market value of the Shares at such time.

For awards of grants of Restricted Stock, the participant will not have taxable income upon the receipt of the award (unless the participant elects to be taxed at the time of the stock is granted rather than when it becomes vested). The Restricted Stock will generally be subject to tax upon vesting as ordinary income equal to the fair market value of the Shares at the time of vesting less the amount paid for such Shares (if any).

A participant is not deemed to receive any taxable income at the time any Phantom Stock is granted. When Phantom Stock (and dividend equivalents, if any) vest, and are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of Shares received less the amount paid for such Phantom Stock.

If the participant is an employee or former employee, the amount a participant recognizes as ordinary income in connection with any award is subject to withholding taxes (not applicable to incentive stock options) and the Company is allowed a tax deduction equal to the amount of ordinary income recognized by the participant. However, the federal income tax deductibility of compensation paid to certain of the Company’s executive officers can be limited under Section 162(m) of the Internal Revenue Code. Under this Section, the general rule is that annual compensation paid to any of these officers will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if such compensation qualifies as “performance-based compensation” by complying with certain conditions imposed by the Code Section 162(m) rules (including the establishment of a maximum number of Shares with respect to which awards may be granted to any one employee during one fiscal year).

Specific Benefits

The Company cannot currently determine the benefits or number of Shares subject to awards that may be granted in the future to executive officers, employees and non-employee directors under the Amended Plan because the Company’s equity award grants are discretionary in nature or are dependent on the claims made by a non-employee director. The awards that were made to our named executive officers in the prior fiscal year under the Amended Plan are listed in the table entitled “Grant of Plan Based Awards” above.

Required

The affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting and (ii) a majority of the shares required to constitute the quorum is necessary to approve the Amended Plan.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN. PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

OTHER BUSINESS

The Board knows of no business that will come before the Annual Meeting except that indicated above. However, if any other matters are properly brought before the Annual Meeting, it is intended that the persons acting under the proxy will vote thereunder in accordance with their best judgment.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS OF BOARD MEMBERS

If a stockholder intends to present a proposal for action at the 2017 annual meeting of stockholders and wishes to have such proposal considered for inclusion in the Company’s proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the proposal must be submitted in writing and received by the Secretary of the Company on or before August 30, 2016. Such proposal also must meet the requirements of the rules of the SEC relating to stockholder proposals.

The Company’s by-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations for individuals for election to the Board of Directors. In general, written notice of a stockholder proposal or a director nomination for the next annual meeting must be received by the Secretary of the Company not later than 80 days prior to the next annual meeting (or, if less than 90 days’ notice of the date of the meeting is given by the Company, notice by the stockholder to be timely must be received by the Secretary of the Company no later than the close of business on the 10th day following the day on which public announcement of the date of the meeting is first made by the Company), and must contain specified information and conform to certain requirements, as set forth in the bylaws. If the presiding officer at any meeting of stockholders determines that a stockholder proposal or director nomination was not made in accordance with the bylaws, the Company may disregard such proposal or nomination.

Stockholder proposals submitted for consideration at the Annual Meeting must be delivered to the Corporate Secretary no later than the close of business on January 7, 2016, or the tenth day following the public announcement of the Annual Meeting.

In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the Annual Meeting, and the proposal fails to comply with the advance notice procedures described by the bylaws, then the Company’s proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Board of Directors to vote on the proposal.

Proposals and nominations should be addressed to the Secretary of the Company, Integrated Electrical Services, Inc., One Sound Shore Drive, Suite 304, Greenwich, Connecticut 06830.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

In some cases only one copy of this proxy statement or the Company’s Annual Report on Form 10-K is being delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of this proxy statement or the Annual Report to a stockholder at a shared address to which a single copy of the document was delivered. Stockholders sharing an address who are receiving multiple copies of proxy statements or annual reports may also request delivery of a single copy. To request separate or multiple delivery of these materials now or in the future, a stockholder may submit a written request to the Corporate Secretary, Integrated Electrical Services, Inc., One Sound Shore Drive, Suite 304, Greenwich, Connecticut 06830 or an oral request by calling the Corporate Secretary at (713) 860-1500.

Exhibit A

INTEGRATED ELECTRICAL SERVICES, INC.

AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

(AS OF FEBRUARY 9, 2016)

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INTEGRATED ELECTRICAL SERVICES, INC. AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN (AS OF FEBRUARY 9, 2016)

SECTION 1. PURPOSE.

The purpose of the Integrated Electrical Services, Inc. 2006 Equity Incentive Plan (as Amended and Restated, the “Plan”) is to promote the success and enhance the value of Integrated Electrical Services, Inc. (the “Company”) and its Subsidiaries by linking the personal interests of the employees, consultants and directors of the Company and its Subsidiaries who have been or will be given responsibility for the management or administration of the Company (or one of its Subsidiaries) to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, consultants and directors of the Company and its Subsidiaries upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Unless the context otherwise requires, capitalized terms used herein are defined in Section 13 of the Plan.

SECTION 2. ADMINISTRATION.

(a) Committee. The Plan will be administered by a committee (the “Committee”) of the Board of Directors from among its members (which may be the Compensation Committee of the Board of Directors, a subcommittee thereof or another committee of directors appointed by the Board of Directors or the entire Board of Directors). In determining the committee of the Board to serve as the Committee or the composition of any such committee, the Board of Directors shall attempt to select a committee of not less than two (2) members each of whom who shall be (i) “non-employee directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Exchange Act, (ii) “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Code, and (iii) “independent directors” within the meaning of the listing standards of the New York Stock Exchange or, if listed thereon, the Nasdaq Stock Market (and each other exchange on which the Company may be listed). Unless otherwise determined by the Board of Directors, the Committee shall be the Compensation Committee of the Board of Directors.

(b) Authority of the Committee. The Committee shall have full authority to take any actions it deems necessary or advisable for the administration and operation of the Plan, including, without limitation, the right to construe and interpret the provisions of the Plan or any Award Agreement, to correct any defect and to provide for any omission in the Plan, to resolve any ambiguity or conflict under the Plan or any Award Agreement, to accelerate vesting of or otherwise waive any requirements applicable to any Award, to extend the term or any period of exercisability of any Award, to modify the purchase price or exercise price under any Award and to establish terms or conditions applicable to any Award. All decisions, interpretations and other actions of the Committee (or any person acting pursuant to authority delegated from the Committee) shall be at its sole discretion (unless otherwise expressly provided herein) and shall be final and binding on all participants and other persons deriving their rights from a participant.

SECTION 3. ELIGIBILITY

The Committee is authorized to grant Awards to Employees, Consultants and Directors. Such persons who have been granted Awards shall be participants in the Plan with respect to such Awards. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

SECTION 4. STOCK SUBJECT TO PLAN.

(a) Basic Limitation. Subject to the provisions of this Section 4 and Section 10 of the Plan, the maximum number of Shares that may be issued pursuant to Awards under the Plan is 3,002,542 Shares. Shares may be treasury shares or authorized but unissued Shares.

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(b) Annual Award Limitation. Subject to the provisions of Section 10 of the Plan, the maximum number of Shares with respect to which stock-denominated Awards may be granted to any participant under the Plan in any calendar year shall be 1,000,000 Shares. The maximum dollar amount as to which a Performance Awards may be granted to any participant under the Plan in any calendar year, based on the value of the award at the date of grant and on the achievement of target levels of performance, shall be $2,000,000, it being understood that for achievement of performance in excess of target levels payment may be a multiple of twice such amount.

(c) Cancelled, Terminated, Settled or Forfeited Awards. In the event that any outstanding Award expires, is cancelled or otherwise terminated without the delivery of Shares, the Shares allocable to the unexercised or unvested portion of such Award shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase, right of first offer or Shares are withheld from an Award in satisfaction of the Company’s tax withholding requirements, such Shares shall again be available for purposes of the Plan. In the event a participant pays for any Award through the delivery of previously acquired Shares, the number of Shares available shall be increased for purposes of the Plan by the number of Shares delivered by the participant. To the extent permitted by applicable law or any exchange rule, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against Shares available for grant pursuant to the Plan.

SECTION 5. AWARDS.

(a) Types of Awards. The Committee may make Awards of one or more of the following types: Options, Stock Payment, Restricted Stock, Phantom Stock Units and Performance Awards. The Company shall make Awards directly to the participant.

(b) Award Agreements. Each Award made under the Plan shall be evidenced by an Award Agreement between the participant and the Company. An Award shall be subject to all applicable terms and conditions of the Plan and to any other terms and conditions which the Committee deems appropriate for inclusion in the Award Agreement, provided such terms and conditions are not inconsistent with the Plan. Accordingly, in the event of any conflict between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall prevail, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan shall not apply. Each Award Agreement shall provide, in addition to any terms and conditions required to be provided in such agreement pursuant to any other provision of this Plan, the following terms, as applicable:

(i) Number of Shares. The number of Shares subject to the Award, if any, which number shall be subject to adjustment in accordance with Section 10 of the Plan.

(ii) Price. Where applicable, each Award Agreement shall designate the price, if any, to acquire any Shares underlying the Award, which price shall be payable in a form described in Section 8 of the Plan and subject to adjustment pursuant to Section 10 of the Plan.

(iii) Dollar Amount. Where applicable, each Performance Award Agreement shall designate or specify through a formula the maximum dollar amount payable pursuant to such Award.

(iv) Vesting. Each Award Agreement shall specify the dates and/or events on which all or any installment of the Award shall be vested and nonforfeitable. Except as otherwise set forth in the Award Agreement, all unvested Awards shall vest upon a Change in Control.

(v) No Rights as a Stockholder. A participant, or a transferee of a participant, shall have no rights as a stockholder with respect to any Shares covered by an Award until Shares are actually issued in the name of such person (or if Shares will be held in street name, to a broker who will hold such Shares on behalf of such person).

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SECTION 6. OPTIONS.

(a) Generally. The Committee may grant Options. Each Award Agreement evidencing an Award of Options shall contain the following information, which shall be determined by the Committee:

(i) Exercise Price. Each Award Agreement shall specify the exercise price per Share subject to the Option; provided, however, that the exercise price per Share shall not be less than 100% of the Fair Market Value of such Share on the date such Option is granted.

(ii) Exercisability and Vesting. Each Award Agreement shall specify the dates and/or events (including, without limitation, the achievement of stock price hurdles or other performance conditions) when all or any installment of the Option becomes exercisable or vested, as applicable; provided, however, that the Committee may at any time, and subject to such terms and conditions as it may determine to be appropriate, accelerate the time at which such Option or any portion thereof may be exercised or vested, as applicable. Unless the Committee shall specify a different exercise or vesting schedule at or after grant, each Option granted under the Plan shall become exercisable in three approximately equal annual installments on each of the first three anniversaries of the grant date thereof, subject in each case to the participant’s continued employment through such anniversary of the grant date.

(iii) Term. Each Award Agreement shall state the term of each Option (including the circumstances under which such Option will expire prior to the stated term thereof), which shall not exceed ten (10) years from the date of grant.

(b) Persons Eligible to Exercise Options. Unless the Committee shall permit the transfer of an Option in accordance with Section 11(a) hereof, during the lifetime of a holder of an Option, only the holder may exercise the Option (or any portion thereof) granted to him or her; provided, however, that the holder’s Eligible Representative may exercise the holder’s Option during the period of the holder’s Disability. After the death of the holder, any exercisable portion of an Option may, prior to the time when such portion terminates under the Plan or the applicable Award Agreement, be exercised by his or her Eligible Representative.

(c) Manner of Exercise of Options. At any time and from time to time prior to the time when the Option expires or is otherwise cancelled under the Plan or the applicable Award Agreement, the exercisable portion of an Option may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares of stock and the Committee may, by the terms of the Option, require any partial exercise to exceed a specified minimum number of Shares. An exercisable Option, or any exercisable portion thereof, may be exercised prior to the time when such Option or such portion expires or is otherwise cancelled under the Plan or the applicable Award Agreement, in accordance with the following procedure:

(i) By providing to the Secretary of the Company or such other person as the Company may designate, written notice from the holder or his or her Eligible Representative, stating that such Option or portion thereof is exercised, and specifically stating the number of Shares with respect to which the Option or a portion thereof is being exercised;

(ii) Full payment or other satisfaction of the aggregate exercise price of the Shares with respect to which such Option (or portion thereof) is thereby exercised in accordance with any method prescribed by Section 8 of the Plan, which may include payment by a “net” exercise;

(iii) Payment, or other arrangements satisfactory to the Company that assure that payment or withholding will be effected, of all amounts necessary to satisfy any and all tax withholding requirements of the Company arising in connection with the exercise of the Option in accordance with any method prescribed by Sections 8, which may include a withholding of Shares, of the Plan;

(iv) The person exercising the Option shall make such representations and provide such documents as the Committee deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee may also take

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whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

(v) In the event that the Option or portion thereof shall be exercised pursuant to Section 6(b) by any person or persons other than the holder, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

SECTION 7. STOCK AWARDS.

(a) Generally. The Committee may make Stock Awards. Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to or after the Award. Unless the Committee shall specify a different vesting schedule at or after grant, including at grant specifying that vesting of the Award shall be contingent upon the achievement of Performance Goals or other performance objectives of conditions in lieu of or in addition to a minimum period of service, each Stock Award granted under the Plan shall become exercisable in three approximately equal annual installments on each of the first three anniversaries of the grant date thereof, subject in each case to the participant’s continued employment through such anniversary of the grant date. The foregoing provision shall not be applicable with respect to any payment in the form of Shares made pursuant to Section 7(c) in lieu of other compensation otherwise payable to a participant.

(b) Restricted Stock. A Stock Award of Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter, including, without limitation, the achievement of Performance Goals or other performance objectives or conditions. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Shares of Restricted Stock are registered in the name of the participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may retain physical possession of the certificates until such time as all applicable restrictions lapse.

(c) Stock Payment. Payment of all or a portion of any compensation under any other arrangement with the Company or any Subsidiary, including any bonus or deferred compensation, that would otherwise be payable in cash may be paid in Shares. Unless otherwise determined by the Committee, the number of Shares deliverable in respect of any such payment shall be based on the Fair Market Value of a Share on the date that payment is authorized by the Committee or such later date that the Committee shall specify.

(d) Phantom Stock. The Committee shall have the authority to grant Awards of Phantom Stock to Participants upon such terms and conditions as the Committee may determine. Each unit of Phantom Stock shall constitute an agreement by the Company to issue or transfer a specified number of Shares or Restricted Stock or pay an amount of cash equal to the Fair Market Value of a specified number of Shares, or a combination thereof to the participant in the future, subject to the fulfillment during the performance period of such conditions, including performance objectives, if any, as the Committee may specify at the date of grant. At the time an Award of Phantom Stock is granted, the Committee shall either specify whether the Award will be payable, to the extent earned and vested, in Shares, cash or a combination thereof or allow the Participant to elect such form of payment promptly following the date of grant. Once specified, no change in the specified form of payment shall be permitted without the consent of the Participant. The Committee shall determine whether a Phantom Stock Award shall be credited with an amount equal to any or all dividends or other distributions paid on Shares during the period the Award is outstanding and, whether, if so credited, such amounts shall be converted into an equivalent additional number of units of Phantom Stock or credited to a cash bookkeeping account (with or without interest). Unless otherwise specified by the Committee, any such additional Phantom Stock or account credits shall be subject to the same restrictions as the underlying Award.

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(e) Performance Awards. The Committee shall have the authority to determine the participants who shall receive a Performance Award, which shall be denominated as a cash amount at the time of grant and confer on the participant the right to receive payment of all or part of such Award upon the achievement of such goals during such periods as the Committee shall establish with respect to the Award. The Committee shall determine the time at which Performance Awards shall be paid and whether such Performance Awards shall be paid in cash or Shares. The Committee shall establish the periods over which performance is measured with respect to any Performance Award. In respect of persons who are executive officers of the Company at the time an Award is granted, the performance conditions that must be achieved to for any Performance Award to vest in the ordinary course shall be based upon, or shall include, in addition to any other criteria one or more Performance Goals.

(f) Stock in Lieu of Cash for Directors. Each member of the Board of Directors who so elects in accordance with the procedures established by the Committee to receive any or all of his or her cash annual retainer or per meeting fee in Shares, shall receive a number of Shares with a Fair Market Value equal to the amount of such cash annual retainer or per meeting fee so elected to be received in Shares; provided, however, no fractional Shares shall be issuable and the Director shall nonetheless receive cash for any such fractional Share. Such Shares will be granted to such electing Director on the date the applicable cash payment would have been made or such other date as determined by the Committee. Such election must be made on or prior to the dates set by the Committee. All Shares granted under this Section 7(f) shall be fully vested as of the date of issuance.

SECTION 8. PAYMENT FOR SHARES.

(a) General Rule. The purchase price, if any, of Shares issued under the Plan shall be payable in cash or personal check at the time when such Shares are acquired upon exercise of an Award or otherwise purchased, except as otherwise provided in this Section or permitted by the Committee.

(b) Surrender of Shares. All or any part of the purchase price and any applicable tax withholding requirements may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the participant. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the applicable date. Notwithstanding the foregoing, the participant shall not surrender, or attest to the ownership of, Shares in payment of any portion of the purchase price (or withholding) if such action would (i) violate the terms of any agreement to which the Company is a party or (ii) cause the Company or any Subsidiary to recognize an additional compensation expense with respect to the applicable Award for financial reporting purposes, unless the Committee consents thereto.

(c) Net Exercise/Tax Withholding. Payment of all or any portion of the purchase price under any Award subject to the Plan and/or any applicable tax withholding requirements may be made by reducing the number of Shares otherwise deliverable pursuant to the Award by the number of such Shares having a Fair Market Value equal to the purchase price and any applicable tax withholding requirement. Notwithstanding the foregoing, the participant shall not be permitted to satisfy any portion of the purchase price (or tax withholding) in such manner if such action would (i) violate the terms of any agreement to which the Company is a party or (ii) cause the Company or any Subsidiary to recognize an additional compensation expense with respect to the applicable Award for financial reporting purposes, unless the Committee consents thereto.

(d) Exercise/Sale. Payment may be made in whole or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker acceptable to the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the purchase price and any tax withholding requirements.

(e) Exercise of Discretion. Notwithstanding the preceding provisions of this Section 8, the Committee may at any time or from time to time suspend, restrict or eliminate, in whole or in part, the ability of a participant to satisfy the purchase price or any applicable tax withholding requirements with respect to an Award (including with respect to Awards granted prior to such action) in accordance with any of the procedures otherwise expressly authorized under this Section 8.

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SECTION 9. TERMINATION OF SERVICE.

(a) Termination of Service other than for Cause. Except as otherwise provided in this Section 9, in the applicable Award Agreement or under any employment agreement between the participant and the Company or any Subsidiary, in the event a participant’s Service terminates for any reason, then:

(i) Any Options to the extent vested as of the date of such termination shall expire on the earliest of: (i) the expiration of their term, (ii) twelve (12) months following such termination as a result of death or Disability, (iii) thirty-six (36) months (or such lesser number of months as the Committee shall specify at grant) following any such termination occurring as a result of Retirement, and (iv) three (3) months following any termination of employment for any reason not specified in subclause (ii) and (iii). Any Options to the extent unvested as of the date of such termination shall immediately expire and lapse upon such termination.

(ii) Any unvested Stock Awards and Performance Awards on the date of such termination shall immediately expire and lapse upon such termination; provided, however, that (A), the Committee may provide in the applicable Award Agreement that, in the event that a participant’s employment terminates due to death, Disability or Retirement, that all or a pro-rated portion of such Stock Awards and Performance Awards shall vest, based on the service completed through the date of such termination of employment, subject in the case of any Award the vesting of which is also subject to the achievement of performance condition, including, without limitation, any Performance Goal, to the level of achievement of the applicable performance conditions, and (B) if the vesting of any such Award is conditioned upon satisfying service and performance conditions and the performance conditions have been satisfied but the participant will not be in Service as required on the scheduled payment date due to the termination of the participant’s Service on account of the participant’s death or Disability, such Award shall be payable to the participant or, if applicable, the participant’s Eligible Representative on the first business day of the month following the participant’s termination due to death, Disability, or Retirement.

(b) Termination of Service for Cause. Notwithstanding the provisions of Section 9(a), unless otherwise provided in the applicable Award Agreement, in the event a participant’s Service is terminated for Cause (or if the Board of Directors or the Committee determines either prior to such termination or before the delivery of any Shares pursuant to an Award that Cause exists), then regardless of the reason for such participant’s termination, including death, Disability or Retirement.

(i) All of the participant’s Options on the date of such termination (whether vested or unvested and including any exercised Options for which Shares have not been delivered to the participant) shall be cancelled and forfeited immediately on the date of such termination, and the Company shall return to the participant or Eligible Representative, as applicable, the exercise price (if any) paid for such undelivered Shares, and

(ii) Any unvested Stock Awards and any unvested Performance Awards on the date of such termination (disregarding any vesting upon death or Disability) shall immediately expire and lapse upon such termination.

(c) Leave of Absence. For purposes of this Section 9, Service shall be deemed to continue while a participant is on a bona fide leave of absence, if such leave is approved by the Company in writing or if continued crediting of service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Committee).

SECTION 10. ADJUSTMENT OF SHARES.

(a) General. If there shall be a Recapitalization, an adjustment shall be made to (i) the aggregate number of shares of Common Stock available for Awards under Section 4.1, (ii) the limitation on the number of shares that may be awarded to any particular participant in any particular year under Section 4.1(b) and (c) the aggregate number of shares subject to outstanding Awards and the respective exercise prices or base prices applicable to

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outstanding Awards in such manner as the Committee shall determine and the Committee’s determination shall be conclusive. To the extent deemed equitable and appropriate by the Committee and subject to any required action by stockholders of the Company, in any Recapitalization, any Award granted under the Plan shall be deemed to pertain to the securities and other property, including cash, to which a holder of the number of Shares covered by the Award would have been entitled to receive in connection with such event. Should the vesting of any Award be conditioned upon the Company’s attainment of performance conditions, the Committee may make such adjustments to such terms and conditions of such Awards and the criteria therein to recognize unusual and nonrecurring events affecting the Company or in response to changes in applicable laws, regulations or accounting principles. Any Shares, shares of stock into which Shares are converted or for which Shares are exchanged or securities or other property distributed with respect to Shares shall, except as expressly provided in the Plan, in the applicable Award Agreement or by the Committee, be subject to the same terms and conditions, including restrictions on transfer, as are applicable to the Shares subject to any Award prior to any such adjustment. .

(b) Mergers and Consolidations. In the event that the Company is a party to a merger or consolidation, outstanding Awards shall be subject to the agreement of merger or consolidation. Such agreement, without the participants’ consent, may provide for:

(i) The continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving corporation) or by the surviving corporation or its parent;

(ii) The substitution by the surviving corporation or its parent of stock awards with substantially the same terms for such outstanding Awards;

(iii) The acceleration of the vesting of or right to exercise such outstanding Awards immediately prior to or as of the date of the merger or consolidation, and the expiration of such outstanding Awards to the extent not timely exercised or purchased by the date of the merger or consolidation or other date thereafter designated by the Committee; or

(iv) The cancellation of all or any portion of such outstanding Awards by a cash payment of the excess, if any, of the fair market value of the Shares subject to such outstanding Awards or portion thereof being canceled over the purchase price with respect to such Awards or portion thereof being canceled.

SECTION 11. GENERAL TERMS.

(a) Nontransferability of Awards. No Award (other than vested Awards of Shares, which are subject to Section 11(b) of the Plan) may be transferred, assigned, pledged or hypothecated by any participant during the participant’s lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process, except by beneficiary designation, will or the laws of descent and distribution. Subject to the limitations contained in this Section 11(a), an Option or other right to acquire Shares under the Plan, may be exercised during the lifetime of the participant only by the participant or by the participant’s Eligible Representative, except in the case of a transfer of such Award by the participant with the prior written consent of the Committee.

(b) Restrictions on Transfer of Shares. Any Shares issued under the Plan shall be subject to such vesting and special forfeiture conditions, repurchase rights, rights of first offer and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Award Agreement, and shall apply in addition to any restrictions that may apply to holders of Shares generally.

(c) Securities Law Requirements. Notwithstanding anything contained in the Plan or any Award Agreement, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or other rules and regulations promulgated thereunder. The Committee may require any individual receiving Shares pursuant to an Award

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granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid. The Company may postpone the exercise of Awards, the issuance or delivery of Shares under any Award or any other action under the Plan to permit the Company, with reasonable diligence, to complete any necessary or appropriate stock exchange listing, registration or qualification of such Shares or other required action under any federal or state law, rule, or regulation, or pay the Participant cash in an amount based upon the Fair Market Value of a Share as of the date Shares would otherwise be issuable with respect to an Award in lieu of issuing Shares.

(d) Tax Withholding Requirements. As a condition to the receipt or purchase of Shares pursuant to an Award, a participant shall make such arrangements as the Committee may require for the satisfaction of all tax withholding obligations of the Company that may arise in connection with such receipt or purchase. The participant shall also make such arrangements as the Committee may require for the satisfaction of any tax withholding obligations of the Company that may arise in connection with any disposition of Shares acquired pursuant to an Award. With respect to any Award paid in whole or in part in cash, the Company shall first withhold from such cash the amount of the Company’s tax withholding obligation with respect to the Award.

(e) No Retention Rights. Nothing in the Plan or in any Award granted under the Plan shall confer upon a participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining the participant) or of the participant., which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause.

(f) Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, nor a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the rights of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

SECTION 12. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as set forth herein, became effective on the Restatement Effective Date, subject to the Company’s receipt of the approval of a majority of its Stockholders to the Plan as amended and restated. The Plan shall terminate automatically on the day preceding the tenth anniversary of such date unless earlier terminated pursuant to Section 12(b) below.

(b) Right to Amend or Terminate the Plan. The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan (except as provided in Section 10 of the Plan) which increases the maximum number of Shares issuable to any person or available for issuance under the Plan in the aggregate, changes the legal entity authorized to make Awards under this Plan from the Company (or its successor) to any other legal entity or materially changes the class of persons who are eligible for the grant of Award, shall be subject to the approval of the Company’s stockholders. Unless otherwise required at applicable law or by the rules of any exchange or national quotation system upon which the Shares are traded, stockholder approval shall not be required for any other amendment of the Plan.

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(c) Effect of Amendment or Termination. Except as otherwise expressly provided under the Plan, any amendment of the Plan shall not adversely affect in any material respect any participant’s rights under any Award previously made or granted under the Plan without the participant’s consent. No Shares shall be issued or sold under the Plan after the termination thereof, except pursuant to an Award granted prior to such termination. Except as otherwise expressly provided under the Plan, the termination of the Plan shall not adversely affect in any material respect any participant’s rights under any Award outstanding on the termination date.

(d) Modification, Extension and Assumption of Awards. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Awards or may provide for the cancellation of outstanding Awards in return for the grant of new Awards for the same or a different number of Shares and at the same or a different price. The foregoing notwithstanding, no modification of an Awards shall, without the consent of the participant, materially impair the participant’s rights or increase the participant’s obligations under such Award or impair the economic value of any such Award.

SECTION 13. CHANGE OF CONTROL

(a) Accelerated Vesting and Payment of Awards. Unless determined otherwise by the Committee and subject, in the case of any Award granted to an Employee, to the provisions of Section 13(c), in the event of a Change of Control each Option then outstanding shall be fully exercisable and vested, and each Stock Award that is not subject to a performance vesting condition shall vest, in each case regardless of the exercise schedule otherwise applicable thereto. In connection with such a Change of Control, the Committee may, in its sole discretion, provide that each such Option or Stock Award shall, upon the occurrence of such Change of Control, be cancelled in exchange for a payment per share/unit based on the Fair Market Value in effect immediately prior to the occurrence of the Change of Control. To the extent that the exercise price of an Option exceeds such Fair Market Value at the Change of Control, the Committee may direct that such Option shall be cancelled without consideration.

(b) Performance Awards and Performance-Based Stock Awards. Unless the Committee provides for a different treatment at grant in the applicable Award Agreement, or otherwise affords a more favorable treatment to the participant, but in all events subject to the provisions of Section 10(c), in the event of a Change of Control, (a) any outstanding Performance Awards or Stock Awards subject to performance conditions, including Performance Goals, shall be deemed to have earned and vested based on the achievement of target performance and the Company shall settle all such Awards in cash within ten (10) days of such Change in Control, in accordance with the terms of such Award (or, to the extent that the Award is payable in Shares, based on the Fair Market Value of the Shares issuable in accordance with the terms of such Award at the Change in Control).

(c) Alternative Awards. Notwithstanding Section 10(a) or 10(b), no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Option, Performance Award or Stock Award (including any such Award subject to any performance conditions) granted to any Employee if the Committee reasonably determines in good faith prior to the occurrence of a Change of Control that such Option, Performance Award or Stock Award shall be honored or assumed, or new rights substituted therefore (such honored, assumed or substituted award hereinafter called an “Alternative Award”), by a Participant’s employer (or the parent or an affiliate of such employer) immediately following the Change of Control; provided that any such Alternative Award must:

(a) be based on stock that is traded on an established securities market;

(b) provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, Performance Award or Stock Award, including, but not limited to, an identical or better exercise or vesting schedules (including the expected opportunity to achieve any applicable performance conditions);

(c) have substantially equivalent value to such Option, Performance Award or Stock Award (determined at the time of the Change in Control); and

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(d) have terms and conditions which provide that, in the event that the Participant’s employment is involuntarily terminated for any reason other than for Cause, all of such Participant’s Options, Performance Awards or Stock Awards then outstanding shall be deemed immediately and fully exercisable and/or all restrictions shall lapse, and shall be settled for a payment per each share of stock subject to the Alternative Award in cash, in immediately transferable, publicly traded securities, or in a combination thereof, in an amount equal to (i) the Fair Market Value on the date of the Participant’s termination of the Shares that are subject to, or would be issuable or payable with respect to, any Stock Award, (ii) the excess of the Fair Market Value of such stock on the date of the Participant’s termination over the corresponding exercise or base price per share, if any (with respect to any Option), or (iii) the Participant’s target award opportunity with respect to any Performance Award or any Stock Award subject to performance conditions, including Performance Goals.

No Awards granted to any Director shall be subject to the provisions of this Section 13(c).

SECTION 14. DEFINITIONS.

(a) “Award” shall mean the grant of an Option, Stock Award or Performance Award to a participant under the Plan.

(b) “Award Agreement” shall mean any written agreement, acknowledgement, contract, or other instrument or document evidencing an Award, including through electronic medium.

(c) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(d) “Cause” shall mean (i) participant’s willful and intentional misconduct that results in, or could reasonably be expected to result in, damage to the business, reputation or affairs of the Company or any of its subsidiaries; (ii) participant’s gross negligence in the performance or intentional nonperformance of any of participant’s material duties and responsibilities to the Company or any Subsidiary; (iii) participant’s dishonesty or fraud with respect to the business, reputation or affairs of the Company or any Subsidiary which materially and adversely affects the Company or any Subsidiary (monetarily or otherwise); (iv) participant’s conviction of a felony crime or crime involving moral turpitude; (v) participant’s drug or alcohol abuse that materially affects participant’s Service or results in a material violation of Company or Subsidiary policy; or (vi) participant’s material violation of any material Company or Subsidiary policy that has been made available to participant by the Company or Subsidiary. Notwithstanding the foregoing, to the extent that a participant is party to an employment agreement with the Company that defines the circumstances under which the participant’s employment can be terminated for cause, Cause shall have the meaning ascribed to such term in such employment agreement.

(e) “Change in Control” shall mean the first to occur of any of the following events:

(i) Any person or any persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act (other than the Principal Stockholders, Company or any Subsidiary) shall “beneficially own” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, at least fifty percent (50%) of the ordinary voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board of Directors;

(ii) The “incumbent directors”, as defined below, shall cease for any reason to constitute at least a majority of the members of the Board of Directors (for these purposes, an “incumbent director” means, as of the date of determination, any person who (1) was a member of the Board of Directors on the date of the Restatement Effective Date or (2) was nominated for election or elected to the Board of Directors with the affirmative vote of a majority of the incumbent directors who were serving members of the Board of Directors at the time of such nomination or election); or

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(iii) The consummation of a sale, lease, exchange or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

(g) “Committee” shall mean the committee of directors appointed by the Board of Directors pursuant to Section 2(a) of the Plan.

(h) “Company” shall mean Integrated Electrical Services, Inc., a Delaware corporation, and its successors and assigns.

(i) “Consultant” shall mean a person who performs bona fide services for the Company or a Subsidiary as a consultant or advisor, excluding Employees and Directors.

(j) “Director” shall mean a member of the Board of Directors or the board of directors of a Subsidiary who is not an Employee.

(k) “Disability” shall mean with respect to a participant, (i) “disability” as defined in any employment agreement between the participant and the Company (or, if applicable, the Subsidiary employing the participant) or (ii) if the participant is not a party to an employment agreement or “disability” is not defined therein, the participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment, as determined by the Committee, unless another meaning is specifically provided in the participant’s Award Agreement.

(l) “Eligible Representative” for a participant shall mean such participant’s personal representative or such other person as is empowered under the deceased participant’s will or the then applicable laws of descent and distribution to represent the participant under the Plan.

(m) “Employee” shall mean any individual who is a common-law employee of the Company or a Subsidiary.

(n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(o) “Fair Market Value” of a Share as of any given grant, vesting, exercise, payment, tax withholding or other applicable date shall be:

(i) If the Shares are listed on any established stock exchange or a national market system, including, without limitation, The New York Stock Exchange, The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for a share of such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the applicable date (or if not traded on such date, last market trading day prior to such date), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for a Share for the applicable date (or if not traded on such date, last market trading day prior to such date); or

(iii) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Committee, in accordance with the principles set forth in Section 409A of the Code. Such determination shall be conclusive and binding on all persons.

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(p) “Option” shall mean a stock option not described in Section 422(b) of the Code granted pursuant to Section 6 the Plan entitling the holder to acquire Shares upon exercise.

(q) “Performance Award” shall mean a dollar-denominated Award granted pursuant to Section 7(e) of the Plan.

(r) “Performance Goals” shall mean the objectives for the Company, any Subsidiary or business unit thereof, or a participant that may be established by the Committee with respect to any Performance Awards or performance-based Stock Awards to the Company’s executive officers that, at grant, are intended to constitute “performance-based” compensation within the meaning of Section 162(m) of the Code shall be based on one or more of the following measures: sales, gross revenues, gross margins, earnings per share, internal rate of return, return on equity, return on capital, net income (before or after taxes), management net income, operating income, operating income before interest expense and taxes, segment income, cash flow, free cash flow, total shareholder return, book value per share, risk based capital or stock price. Performance Goals may reflect absolute entity or business unit performance or a relative comparison of entity performance to the performance of a peer group or other external measure.

(s) “Phantom Stock Unit” shall mean a notional or “phantom” Share.

(t) “Plan” shall mean this Integrated Electrical Services, Inc. 2006 Equity Incentive Plan, as it may be amended from time to time.

(u) “Principal Stockholders” shall mean Tontine Capital Partners L.P. and its affiliates.

(v) “Recapitalization” shall mean an event or series of events affecting the capital structure of the Company such as a stock split, reverse stock split, stock dividend, distribution, recapitalization, combination or reclassification of the Company’s securities.

(w) “Restatement Effective Date” shall mean February 8, 2016.

(x) “Restricted Stock” shall mean a Share granted pursuant to Section 7 of the Plan which is subject to restrictions on transfer or forfeiture.

(y) “Retirement” shall mean a termination of a participant’s employment after having attained age 55 and completed at least 10 years of service.

(z) “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

(aa) “Service” shall mean service as an Employee, Director or Consultant.

(bb) “Share” shall mean one share of common stock of the Company, with a par value of $0.01 per share, as adjusted in accordance with Section 10 of the Plan.

(cc) “Stock Award” shall mean an Award (other than an Option) denominated in Shares granted pursuant to Section 7 of the Plan.

(dd) “Stock Payment” shall mean a payment in Shares made pursuant to Section 7(c) of the Plan.

(ee) “Subsidiary” shall mean any corporation or other entity (other than the Company) in an unbroken chain of corporations or other entities beginning with the Company, if each of the corporations or other entities other than the last one in the unbroken chain owns stock or equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or equity interests in one of the other corporations or other entities in such chain. A corporation or other entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

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SECTION 15. MISCELLANEOUS.

(a) Choice of Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

(b) Execution. To record the adoption of this amendment and restatement of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same, effective for all purposes as of the Restatement Effective Date. Nothing in this amendment and restatement shall operate or be construed as changing the terms of an Award outstanding immediately prior to the effective date of this amendment and restatement.

INTEGRATED ELECTRICAL SERVICES, INC.

By:
Title:
Date:

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INTEGRATED ELECTRICAL SERVICES, INC.

ANNUAL MEETING OF STOCKHOLDERS

SOLICITED BY THE BOARD OF DIRECTORS OF INTEGRATED ELECTRICAL SERVICES, INC.

By signing this proxy, you hereby revoke all prior proxies and appoint Robert W. Lewey and Gail D. Makode, and each of them individually, as proxies with full power of substitution, to vote all shares of the Common Stock of Integrated Electrical Services, Inc. that you are entitled to vote at the Annual Meeting of Stockholders to be held on February 9, 2016, at 10:00 a.m. Central Standard Time, at the Aloft Houston by the Galleria, 5415 Westheimer Road, Houston, Texas 70056, or at any adjournment or postponement thereof, as specified on the reverse side.

Any executed proxy which does not designate a vote on a particular proposal shall be deemed to grant authority to vote “FOR” such proposal.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

INTEGRATED ELECTRICAL SERVICES, INC.

February 9, 2016

Important Notice Regarding Internet Availability of Proxy Materials for

the Annual Meeting to be Held on February 9, 2016.

The Proxy Statement and Annual Report on Form 10-K are Available at http://annualmeeting.ies-corporate.com.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS: TO HOLD OFFICE UNTIL THE 2017 ANNUAL MEETING AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.				2. APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS FOR THE COMPANY.	☐	☐	☐
					FOR	AGAINST	ABSTAIN
NOMINEES:				3. APPROVAL OF THE COMPANY’S AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN	☐	☐	☐
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ JOSEPH L. DOWLING III ¡ DAVID B. GENDELL ¡ JOE D. KOSHKIN ¡ DONALD L. LUKE

      ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED “FOR” PROPOSAL 1 (ALL NOMINEES), “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3 AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

      YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE HEREON.

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

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Note:     Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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